Filed Pursuant to Rule 424(b)(5)

Registration No. 333-281751

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED AUGUST 23, 2024)

$150,000,000

Common Shares

We have entered into an at-the-market (“ATM”) equity distribution agreement (the “ATM equity distribution agreement”) with Wells Fargo Securities, LLC (“Wells Fargo Securities”), BofA Securities, Inc. (“BofA Securities”), Capital One Securities, Inc. (“Capital One Securities”), Robert W. Baird & Co. Incorporated (“Baird”), Jefferies LLC (“Jefferies”), Regions Securities LLC (“Regions”), TD Securities (USA) LLC (“TD Securities”), Truist Securities, Inc. (“Truist”) and Raymond James & Associates, Inc. (“Raymond James”), as sales agents, and the forward purchasers (as defined below) relating to the offer and sale of our common shares of beneficial interest, par value $0.01 per share (the “common shares”), having an aggregate offering price of up to $150,000,000 from time to time. We refer to these entities, when acting in their capacity as sales agents, individually as a “sales agent” and collectively as “sales agents.” The ATM equity distribution agreement provides that, in addition to the issuance and sale of common shares by us through a sales agent acting as a sales agent or directly to the sales agent acting as principal for its own account at a price agreed upon at the time of sale, we also may enter into forward sale agreements, between us and Wells Fargo Bank, National Association, Bank of America, N.A., Baird, Jefferies, Regions, The Toronto-Dominion Bank, Truist Bank and Raymond James (in such capacity, each a “forward purchaser” and, collectively, the “forward purchasers”). We refer to the sales agents, or their affiliates, when acting as agents for forward purchasers (as defined below), individually as a “forward seller” and collectively as “forward sellers” (except with respect to Capital One Securities, which will not act as an agent for a forward purchaser).

Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “RLJ.” On August 22, 2024, the last reported sale price of our common shares on the NYSE was $9.30 per share.

To preserve our status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, we impose certain restrictions on the ownership of our common shares. See “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions, which may include block trades, or in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NYSE, sales made to or through a market maker other than on an exchange, and sales made through other securities exchanges or electronic communications networks. The sales agents are not required, individually or collectively, to sell any specific number or dollar amount of our common shares, but each sales agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell our common shares in its capacity as sales agent on terms mutually agreeable to the sales agent and us.

The ATM equity distribution agreement provides that, in addition to the issuance and sale of our common shares by us through the sales agents, we also may enter into forward sale agreements under separate master forward confirmations and related supplemental confirmations between us and a forward purchaser. In connection with each particular forward sale agreement, the applicable forward purchaser will borrow from third parties and, through a forward seller, sell a number of common shares equal to the number of common shares underlying the particular forward sale agreement.

We will not initially receive any proceeds from the sale of borrowed common shares by a forward seller. We expect to fully physically settle each particular forward sale agreement with the applicable forward purchaser on one or more dates specified by us on or prior to the maturity date of that particular forward sale agreement, in which case we will expect to receive aggregate net cash proceeds at settlement equal to the number of common shares underlying the particular forward sale agreement multiplied by the applicable forward sale price. However, we may also elect to cash settle or net share settle a particular forward sale agreement, in which case we may not receive any proceeds from the issuance of our common shares, and we will instead receive or pay cash (in the case of cash settlement) or receive or deliver common shares (in the case of net share settlement).

Each sales agent will receive from us a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all common shares sold through it as sales agent under the ATM equity distribution agreement. In connection with each forward sale, we will pay the applicable forward seller, in the form of a reduced initial forward sale price under the related forward sale agreement with a forward purchaser, commissions at a mutually agreed rate that shall not be more than 2.0% of the gross sales price of all borrowed common shares sold by it as a forward seller. Each of the sales agents and/or the forward sellers may be deemed an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agents or the forward sellers in the form of a reduced initial forward sale price under the related forward sale agreements with a forward purchaser may be deemed to be underwriting discounts or commissions.

An investment in our common shares involves risks. You should consider the risks that we have described in “Risk Factors” beginning on page S-3 of this prospectus supplement and page 4 of the accompanying prospectus, as well as the risks described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (in each case, including any amendments thereto), incorporated by reference herein, and the other reports we file with the U.S. Securities and Exchange Commission (the “SEC”), before buying our common shares.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete and any representation to the contrary is a criminal offense.

Wells Fargo Securities	BofA Securities	Capital One Securities	Baird	Jefferies

Regions Securities LLC	TD Securities	Truist Securities	Raymond James

The date of this prospectus supplement is August 23, 2024.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

We have not, and the sales agents, forward sellers and forward purchasers have not, authorized anyone to give any information or to make any representation other than those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, and any applicable free writing prospectus is accurate as of any date other than the date on the front of the document, or that any information we have incorporated by reference herein or therein is accurate on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement is delivered or securities are sold on a later date. When we deliver this prospectus supplement and the accompanying prospectus or make a sale pursuant to this prospectus supplement and the accompanying prospectus, we are not implying that the information is current as of the date of the delivery or sale.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus, is part of an automatic shelf registration statement that we have filed with the SEC as a “well known seasoned issuer” as defined in Rule 405 under the Securities Act. Under the automatic shelf registration process, we may, over time, sell any combination of the securities described in the accompanying prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in the accompanying prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the section titled “Where You Can Find More Information” in this prospectus supplement. This prospectus supplement adds to, updates or changes information contained in the accompanying prospectus and the information incorporated by reference herein and therein. Accordingly, to the extent there is an inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. In addition, any statement we make in a filing with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus supplement that adds to, updates or changes information contained in this prospectus supplement, the accompanying prospectus or an earlier filing we made with the SEC shall be deemed to modify and supersede such information in this prospectus supplement, the accompanying prospectus or the earlier filing. You should carefully read both this prospectus supplement and the accompanying prospectus together with the additional information described below under the section titled “Incorporation of Certain Documents by Reference” in this prospectus supplement.

We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

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SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement. It may not contain all of the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in our common shares.

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to “we,” “our,” “us” and “our Company” refer to RLJ Lodging Trust, a Maryland REIT, together with its consolidated subsidiaries, including RLJ Lodging Trust, L.P., a Delaware limited partnership, which we refer to as the “Operating Partnership.”

Our Company

We are a self-advised and self-administered Maryland REIT that owns primarily premium-branded, rooms-oriented, high-margin, focused-service and compact full-service hotels located within heart of demand locations. We own a geographically diversified portfolio of hotels located in high-growth urban markets that exhibit multiple demand generators and attractive long-term growth prospects. We believe that our investment strategy allows us to generate high levels of Revenue per Available Room (“RevPAR”), strong operating margins and attractive returns.

Our strategy is to own primarily premium-branded, rooms-oriented, high-margin, focused-service and compact full-service hotels located within heart of demand locations. Focused-service and compact full-service hotels typically generate most of their revenue from room rentals, have limited food and beverage outlets and meeting space, and require fewer employees than traditional full-service hotels. We believe these types of hotels have the potential to generate attractive returns relative to other types of hotels due to their ability to achieve RevPAR levels at or close to those achieved by traditional full-service hotels while achieving higher profit margins due to their more efficient operating model and less volatile cash flows.

As of June 30, 2024, we owned 97 hotel properties with approximately 21,500 rooms, located in 23 states and the District of Columbia. We owned, through wholly-owned subsidiaries, a 100% interest in 95 of our hotel properties, a 95% controlling interest in one hotel property, and a 50% non-controlling interest in an entity owning one hotel property. We consolidate our real estate interests in the 96 hotel properties in which we hold a controlling interest, and we record the real estate interest in the one hotel property in which we hold an indirect 50% non-controlling interest using the equity method of accounting. We lease 96 of the 97 hotel properties to our taxable REIT subsidiaries, of which we own a controlling financial interest.

For U.S. federal income tax purposes, we elected to be taxed as a REIT commencing with our taxable year ended December 31, 2011. Substantially all of our assets and liabilities are held by, and all of our operations are conducted through our Operating Partnership. We are the sole general partner of the Operating Partnership. As of June 30, 2024, we owned, through a combination of direct and indirect interests, 99.5% of the units of limited partnership interest in the Operating Partnership.

Our principal executive offices are located at 7373 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814. Our telephone number is (301) 280-7777. Our website is located at www.rljlodgingtrust.com. The information that is found on or accessible through our website is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus. We have included our website address as an inactive textual reference and do not intend it to be an active link to our website.

The Offering

The offering terms are summarized below solely for convenience. For a more complete description of the terms of our common shares, see the section entitled “Description of Common Shares” in the accompanying prospectus.

Issuer	RLJ Lodging Trust.
Common Shares Offered by us or the Forward Purchasers or Affiliates Thereof	Common shares having an aggregate offering price of up to $150,000,000.
Restrictions on Ownership and Transfer

To preserve our status as a REIT for U.S. federal income tax purposes, there are restrictions on the ownership and transfer of our common shares. See “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Use of Proceeds

We intend to use the net proceeds from the issuance and sale of our common shares through the sales agents and the net proceeds received upon the settlement of the forward sale agreements, if any, for general corporate purposes, which may include acquisitions of additional properties, the repayment of outstanding indebtedness, capital expenditures, the expansion, redevelopment and/or improvement of properties in our portfolio, working capital, share repurchases, the payment of dividends and other general purposes. See “Use of Proceeds.”

Risk Factors

Investing in our common shares involves risks. Before purchasing common shares offered by this prospectus supplement, you should read carefully the matters discussed under the caption entitled “Risk Factors” beginning on page S-3 of this prospectus supplement, beginning on page 4 of the accompanying prospectus and the documents we incorporate by reference, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (in each case, including any amendments thereto), as well as the risks, uncertainties and additional information set forth in documents that we file with the SEC for certain considerations relevant to an investment in our common shares.

New York Stock Exchange Symbol	“RLJ”

RISK FACTORS

Investing in our common shares involves a high degree of risk. You should carefully consider the risk factors set forth in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, together with all the other information contained or incorporated by reference into this prospectus supplement, before making an investment decision to invest in our common shares. The occurrence of any of the events described could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our shareholders, which could cause you to lose all or a significant part of your investment in our common shares. Some statements in this prospectus supplement constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements” in the accompanying prospectus.

Risks Relating to this Offering

The market price of our common shares may fluctuate or decline significantly, and the volatility of the market price may increase, following this offering.

The market price of our common shares may fluctuate or decline significantly, and the volatility of the market price may increase, following this offering in response to many factors, including those described under “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this prospectus supplement and incorporated by reference into this prospectus supplement and the accompanying prospectus from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (in each case, including any amendments thereto), and in the documents that we file with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as:

•	actual or anticipated changes in operating results or business prospects;

•	changes in earnings estimates by securities analysts;

•	an inability to meet or exceed securities analysts’ estimates or expectations;

•	decreasing (or uncertainty in) real estate valuations;

•	publication of research reports about us or the real estate industry;

•	changes in analyst ratings;

•	conditions or trends in our industry or sector;

•	the performance of our competitors and related market valuations;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives; and

•	future sales of our common shares or securities convertible into, or exchangeable or exercisable for, our common shares.

These broad market and industry fluctuations may adversely affect, or increase the volatility of, the market price of our common shares, regardless of our actual operating performance.

Provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.

If we enter into one or more forward sale agreements, the applicable forward purchaser will have the right to accelerate such forward sale agreement and require us to settle on a date specified by such forward purchaser if:

•	such forward purchaser or its affiliate (x) is unable after using commercially reasonable efforts, to borrow sufficient common shares to hedge its position under such forward sale agreement at a stock borrow cost equal to or less than a specified amount or (y) would incur a stock borrow cost in excess of a specified threshold to hedge its exposure under such forward sale agreement;

•	we declare any dividend, issue or distribution on our common shares that constitutes an extraordinary dividend under such forward sale agreement;

•	certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded;

•	an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or a delisting of our common shares) or the occurrence of a change in law or disruption in such forward purchaser’s ability to hedge, or materially increased cost to such forward purchaser in hedging its exposure under such forward sale agreement; or

•	certain other events of default, termination events or other specified events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement, certain bankruptcy events (excluding certain insolvency filings) or a market disruption event during a specified period and continuing for a specified time period (each as more fully described in such forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate the settlement of the applicable forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver our common shares under the physical settlement provisions of such forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share.

We expect that each forward sale agreement will settle no later than the date specified in the particular forward sale agreement. However, any forward sale agreement may be settled earlier in whole or in part at our option. Subject to certain conditions, we have the right to elect physical, cash or net share settlement under each forward sale agreement. We expect that each forward sale agreement will be physically settled by delivery of our common shares, unless we elect to cash settle or net share settle a particular forward sale agreement. Delivery of our common shares upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver our common shares) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of our common shares underlying a forward sale agreement, we expect the applicable forward purchaser (or an affiliate thereof) to purchase a number of our common shares in secondary market transactions over an unwind period to:

•	return our common shares to securities lenders in order to unwind such forward purchaser’s hedge (after taking into consideration any common shares to be delivered by us to such forward purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver common shares to us to the extent required in settlement of such forward sale agreement.

In addition, the purchase of our common shares in connection with the applicable forward purchaser or its affiliate unwinding the forward purchaser’s hedge positions could cause the price of our common shares to increase over such time (or prevent or reduce the amount of a decrease over such time), thereby increasing the amount of cash we would owe to the applicable forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon a cash settlement of any forward sale agreement or increasing the number of common shares we would deliver to the applicable forward purchaser (or decreasing the number of common shares that the applicable forward purchaser would deliver to us) upon a net share settlement of the applicable forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be subject to an adjustment on a daily basis based on a factor equal to the overnight bank funding rate less a spread and will be decreased on certain dates, by amounts related to expected dividends on our common shares during the term of a particular forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest factor will result in a reduction of the forward sale price for such day. If the weighted average price for our common shares specified in a particular forward sale agreement during any applicable unwind period under such forward sale agreement is above the applicable forward sale price, in the case of cash settlement, we would pay the applicable forward purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the applicable forward purchaser a number of our common shares having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If such weighted average price during any applicable unwind period under such forward sale agreement is below the applicable forward sale price, in the case of cash settlement, we would be paid the difference in cash by the forward purchaser under the forward sale agreement or, in the case of net share settlement, we would receive from the forward purchaser a number of our common shares having a value equal to the difference. See “Plan of Distribution—Sales Through Forward Sellers” for information on the forward sale agreements.

In case of our bankruptcy or insolvency, any forward sale agreement will automatically terminate, and we would not receive the expected proceeds from any forward sale of our common shares.

If we institute, or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreement will automatically terminate. If any such forward sale agreement so terminates, we would not be obligated to deliver to the relevant forward purchaser any common shares not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the forward sale price per share in respect of any common shares not previously settled. Therefore, to the extent that any of our common shares with respect to which the relevant forward sale agreement has not been settled at the time of the commencement of or consent to any such bankruptcy or insolvency proceedings or the presentation of any such petition, we would not receive the relevant forward sale price per share in respect of those common shares.

The U.S. federal income tax treatment of the cash that we might receive from cash settlement of a forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.

In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the applicable forward sale price, we would be entitled to receive a cash payment from the relevant forward purchaser. Under Section 1032 of the Internal Revenue Code of 1986, as amended (the “Code”), generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our shares would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of a forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status, as discussed in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of the Company as a REIT.” In the event that these relief provisions were not available, we could lose our REIT status under the Code.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference each contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Also, documents we subsequently file with the SEC and incorporate by reference may contain forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “will,” “seek,” “could,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect our results of operations, financial condition, cash flows, performance or future achievements or events. Moreover, investors are cautioned to interpret many of the risks identified in the risk factors discussed in this prospectus supplement and incorporated by reference into this prospectus supplement and the accompanying prospectus from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (in each case, including any amendments thereto), as well as the risks, uncertainties and additional information set forth in documents that we file with the SEC as well as the risks set forth below.

Factors that might cause actual outcomes to differ materially from our forward-looking statements include the following: the current global economic uncertainty, increased direct and indirect competition, changes in government regulations or accounting rules, changes in local, national and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, the adverse impact of any future epidemics and/or pandemics, our ability to obtain lines of credit or permanent financing on satisfactory terms, inflation and changes in interest rates, access to capital through offerings of our common and preferred shares of beneficial interest, or debt, our ability to identify suitable acquisitions, our ability to close on identified acquisitions and integrate those businesses, and inaccuracies of our accounting estimates.

Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, investors should use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends. We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus supplement and the accompanying prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (in each case, including any amendments thereto), and in the documents that we file with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference into this prospectus supplement and the accompanying prospectus, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein.

USE OF PROCEEDS

We intend to use the proceeds we receive from the sale of our common shares through the sales agents pursuant to the ATM equity distribution agreement, after deducting commissions and offering expenses, as well as any proceeds we receive upon the settlement of any forward sale agreement, for general corporate purposes, which may include acquisitions of additional properties, the repayment of outstanding indebtedness, capital expenditures, the expansion, redevelopment and/or improvement of properties in our portfolio, working capital, share repurchases, the payment of dividends and other general purposes.

We will not initially receive any proceeds from the sale of our common shares by the forward purchasers or their affiliates. We expect to fully physically settle each particular forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of our common shares underlying the particular forward sale agreement multiplied by the applicable forward sale price. The forward sale price that we expect to receive upon physical settlement of the particular forward sale agreement will be equal to the sales price of all borrowed common shares sold by the applicable forward seller during the applicable forward hedge selling period less a forward hedge selling commission of up to 2.0%, subject to adjustment on a daily basis based on a factor equal to a specified daily rate less a spread, and will be decreased based on amounts related to expected dividends on our common shares during the term of the particular forward sale agreement. If the specified daily rate is less than the spread on any day, the interest factor will result in a reduction of the applicable forward sale price for such day.

If we elect to cash settle all or a portion of any particular forward sale agreement, we will not receive any proceeds from the sale of our common shares related to such election, and we may not receive any net proceeds (or may owe cash to the applicable forward purchaser). If we elect to net share settle all or a portion of any particular forward sale agreement in full, we will not receive any proceeds from the applicable forward purchaser (and may owe common shares to the applicable forward purchaser).

PLAN OF DISTRIBUTION

We have entered into the ATM equity distribution agreement, dated the date hereof, with Wells Fargo Securities, BofA Securities, Capital One Securities, Baird, Jefferies, Regions, TD Securities, Truist and Raymond James, in each case, a sales agent, forward seller (except with respect to Capital One Securities) and/or principal, and Wells Fargo Bank, National Association, Bank of America, N.A., Baird, Jefferies, Regions, The Toronto-Dominion Bank, Truist Bank and Raymond James, in each case, a forward purchaser, relating to our common shares offered by this prospectus supplement. In accordance with the terms of the ATM equity distribution agreement, we may offer and sell our common shares having an aggregate gross sales price of up to $150,000,000 from time to time through one or more of the sales agents, acting as our agents (such sales whereby sales agents act as agents, “agency transactions”), or forward sellers, acting as agents for a forward purchaser (except with respect to Capital One Securities, which will not act as an agent for a forward purchaser), for the offer and sale of the common shares, or directly to the sales agents, acting as principals. The ATM equity distribution agreement provides that, in addition to the issuance and sale of the common shares by us through the sales agents, we may also enter into one or more forward sale agreements under separate master forward confirmations and related supplemental confirmations between us and a forward purchaser. In connection with any forward sale agreement, the relevant forward purchaser will, at our request and on terms agreed by the forward seller and the forward purchaser, use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and, through the applicable forward seller, sell a number of our common shares equal to the number of common shares underlying the particular forward sale agreement. We also may issue and sell our common shares to one or more of the sales agents as principal for its or their own account at a price agreed upon at the time of sale (such sales whereby sales agents act as principals, “principal transactions”). Each time that we desire to issue and sell our common shares through agency transactions, we will issue a placement notice (a “placement notice”) to a sales agent, which will sell shares subject to the terms of such placement notice. If we sell our common shares to one or more of the sales agents in a principal transaction, we will enter into a separate agreement (a “terms agreement”) with each such sales agent or sales agents, and we will describe any such agreement in a separate prospectus supplement or pricing supplement.

Upon delivery of a placement notice and subject to the terms and conditions of the ATM equity distribution agreement, the sales agents may sell our common shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415(a)(4) promulgated under the Securities Act, including, without limitation, sales made directly on the NYSE (or any other primary trading market for our common shares) or to or through a market maker. With our prior consent, the sales agents may also sell our common shares in negotiated transactions (which may include block transactions). We may instruct the sales agents not to sell common shares if the sales cannot be effected at or above the price designated by us from time to time. We may suspend the offering of our common shares under the ATM equity distribution agreement by notifying the sales agents. A sales agent may suspend its offering of our common shares under a placement notice by notifying us of such suspension.

Sales of our common shares, if any, made through the sales agents, acting as our sales agents, or the forward sellers, acting as agents for the relevant forward purchaser, or directly to a sales agent, acting as principal, as contemplated by this prospectus supplement and the accompanying prospectus, may be made by means of ordinary brokers’ transactions on the NYSE, or on any other primary trading market for our common shares, by means of negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

We will pay each sales agent commissions for its services in acting as agent in the sale of our common shares pursuant to agency transactions. Each sales agent will be entitled to compensation of up to 2.0% of the gross proceeds from the sales of common shares sold by it pursuant to a placement notice. Any purchase price discount provided to a sales agent selling common shares in a principal transaction will be determined at the time we and such sales agent enter into a terms agreement. In connection with each forward sale, we will pay the applicable forward seller, in the form of a reduced initial forward sale price under the related forward sale agreement with a forward purchaser, commissions at a mutually agreed rate that shall not be more than 2.0% of the gross sales price of all borrowed common shares sold by it as a forward seller. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, discounts and proceeds to us, if any, are not determinable at this time. We estimate that the total expenses for the offering, excluding compensation payable to the sales agents and/or the forward sellers, as applicable, under the terms of the ATM equity distribution agreement, will be approximately $300,000. To the extent common shares having an aggregate offering price of $15,000,000 or more have not been offered and sold by the three-year anniversary of the ATM equity distribution agreements, we have agreed to reimburse the sales agents or the forward sellers and the forward purchasers for reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel incurred by such sales agents or forward sellers and forward purchasers, as applicable, up to a maximum aggregate amount of $75,000.

Each of the sales agents has committed, if requested by us, to sell up to a certain dollar amount of common shares determined by us. If requested by us and agreed to by the sales agent, such sales agent may sell additional common shares in excess of such dollar amount. None of the forward sellers, acting as agents for the applicable forward purchaser, is required to sell any specific number or dollar amount of common shares. Each of the sales agents, acting as our sales agents, and forward sellers, acting as agents for the applicable forward purchaser, has agreed to use its commercially reasonable efforts, as our sales agents or as agents for the applicable forward purchaser, as applicable, consistent with its normal trading and sales practices for similar transactions and applicable law and regulations and on the terms and subject to the conditions of the ATM equity distribution agreement, to sell the common shares offered as instructed by us and in the case of sales in connection with a forward sale agreement, as agreed by the relevant forward seller and forward purchaser. The common shares offered and sold through the sales agents, as our sales agents, or forward sellers, as agents for the relevant forward purchasers, pursuant to this prospectus supplement and the accompanying prospectus will be offered and sold through only one sales agent or forward seller at any given time.

In connection with the sale of common shares on our behalf, each of the sales agents and/or the forward sellers may be deemed to be an “underwriter” within the meaning of the Securities Act, and all or a portion of the compensation of the sales agents and/or the forward sellers may be deemed to be underwriting commissions or discounts. We have agreed in the ATM equity distribution agreement to indemnify each sales agent, forward seller and forward purchaser against specified liabilities, including liabilities under the Securities Act, or to contribute to payments a sales agent, forward seller or forward purchaser may be required to make in respect of those liabilities.

With respect to any sales by a sales agent for us, such sales agent will provide written confirmation to us following the close of trading on the NYSE (or any other primary trading market for our common shares) each day on which common shares are sold by it as sales agent for us, which will include the number of common shares sold on that day, the aggregate gross sales proceeds of the common shares, the aggregate net proceeds to us and the aggregate compensation payable by us to such sales agent with respect to such sales. With respect to any sales by a sales agent as forward seller for the relevant forward purchaser, such forward seller or the relevant forward purchaser will provide written confirmation to us following the close of trading on the NYSE (or any other primary trading market for our common shares) on the trading day immediately following the last day on which common shares are sold by it pursuant to the applicable forward sale agreement, which will include the aggregate number of borrowed common shares sold and the initial forward price under the forward sale agreement.

If we or any sales agent, forward seller or forward purchaser have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of our common shares under the ATM equity distribution agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of such sales agent and us.

The offering of our common shares pursuant to the ATM equity distribution agreement will terminate upon the earlier of (i) the sale of the maximum aggregate gross proceeds of our common shares authorized to be sold under the ATM equity distribution agreement or (ii) the termination of the ATM equity distribution agreement in accordance with its terms.

We may terminate the ATM equity distribution agreement at any time. Any sales agent or forward purchaser may terminate the ATM equity distribution agreement as to itself at any time in accordance with the terms of the ATM equity distribution agreement.

Sales Through Sales Agents

From time to time during the term of the ATM equity distribution agreement, we may instruct any of the sales agents to sell common shares and as to the maximum number or aggregate gross sales price of common shares to be sold by such sales agent on such day and the minimum price per share at which shares may be sold. Upon instruction by us, and subject to the terms and conditions of the ATM equity distribution agreement, such sales agent will use its commercially reasonable efforts consistent with its normal trading and sales practices for similar transactions and applicable law and regulations, to sell such shares as instructed by us. The common shares offered and sold through the sales agents, as our sales agents, pursuant to this prospectus supplement and the accompanying prospectus will be offered and sold through only one sales agent on any given day. We or any such sales agent may suspend the offering of our common shares at any time upon proper notice to the other, upon which the selling period will immediately terminate.

Under the terms of the ATM equity distribution agreement, we may also sell common shares to any of the sales agents, as principal, at a price per share to be agreed upon at the time of sale. If we sell shares directly to a sales agent as principal, we will enter into a terms agreement with that sales agent and we will describe the terms of the offering of those shares in a separate prospectus supplement or pricing supplement. In any such sale to a sales agent as principal, we may agree to pay the applicable sales agent a commission or underwriting discount that may exceed 2.0% of the gross sales price per share sold to such sales agent, as principal. None of the sales agents has any obligation to purchase common shares from us as principal and may elect whether or not to do so in its sole discretion.

Settlement for sales of our common shares are generally anticipated to occur on the first trading day following the date on which any sales were made, or on such other date that is agreed in connection with a particular transaction, in return for payment to us of the net proceeds. Settlement for sales of our common shares sold pursuant to a principal transaction will occur on such date and at such time as agreed upon in the applicable terms agreement, in return for the payment to us of the purchase price specified in such terms agreement (less any applicable transfer taxes or similar fees). There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The compensation to our sales agents will vary based on the amount of gross proceeds from the sale of our common shares pursuant to the ATM equity distribution agreement.

Sales Through Forward Sellers

From time to time during the term of the ATM equity distribution agreement, and subject to the terms and conditions set forth therein and in the related forward sale agreements, we may deliver a placement notice relating to a forward to any of the forward sellers and a forward purchaser. Upon acceptance of a placement notice from us requesting that the forward seller execute sales of borrowed common shares in connection with one or more forward sale agreements, and subject to the terms and conditions of the ATM equity distribution agreement and the forward sale agreement, the relevant forward purchaser will use commercially reasonable efforts to borrow, and the relevant forward seller will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell, the relevant common shares on such terms to hedge the relevant forward purchaser’s exposure under that particular forward sale agreement. We or the relevant forward seller may immediately suspend the offering of our common shares at any time upon proper notice to the other.

We expect that settlement between the relevant forward purchaser and forward seller of sales of borrowed common shares, as well as the settlement between the relevant forward seller and buyers of such common shares in the market, will generally occur on the first trading day following the date any sales are made, unless otherwise agreed to by the relevant parties. The obligation of the relevant forward seller under the ATM equity distribution agreement to execute such sales of our common shares is subject to a number of conditions, which each forward seller reserves the right to waive in its sole discretion.

In connection with each forward sale agreement, we will pay the relevant forward seller, in the form of a reduced initial forward sale price under the related forward sale agreement with a forward purchaser, a commission at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of sales prices of all borrowed common shares sold by it as a forward seller. We refer to this commission rate as the forward selling commission.

The forward sale price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the borrowed common shares were sold pursuant to the ATM equity distribution agreement by the relevant forward seller, subject to an adjustment as described below.

The forward sale agreements will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to an adjustment on a daily basis based on a factor equal to the overnight bank funding rate, less a spread, and will be decreased by amounts related to expected dividends on our common shares during the term of the particular forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest factor will result in a reduction of the forward sale price for such day.

Before settlement of a particular forward sale agreement, we expect that the common shares issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of common shares used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of common shares that would be issued upon full physical settlement of that particular forward sale agreement over the number of common shares that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our common shares is above the applicable forward sale price.

Except under limited circumstances described below, we have the right to elect physical, cash or net share settlement under any forward sale agreement. Although we expect to settle any forward sale agreement entirely by delivering common shares in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular forward sale agreement if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular forward sale agreement if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of common shares underlying a particular forward sale agreement.

If we elect to physically settle all or a portion of any forward sale agreement by issuing and delivering common shares, we will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under that particular forward sale agreement and the number of common shares related to such election. In the event that we elect to cash settle, the settlement amount will be generally related to (1) (a) the arithmetic average of the volume-weighted average price of our common shares on each day during the relevant unwind period under the particular forward sale agreement on which the relevant forward purchaser or its affiliate purchases our common shares in connection with unwinding its related hedge position minus (b) the arithmetic average of the applicable forward sale price on each such day; multiplied by (2) the number of common shares underlying the particular forward sale agreement subject to cash settlement. In the event we elect to net share settle, the settlement amount will be generally related to (1) (a) the weighted average price at which the relevant forward purchaser or its affiliate purchases common shares during the relevant unwind period under the particular forward sale agreement minus (b) the weighted average of the applicable forward sale price on each such day; multiplied by (2) the number of common shares underlying the particular forward sale agreement subject to such net share settlement. If this settlement amount is a negative number, the relevant forward purchaser will pay us the absolute value of that amount (in the case of cash settlement) or deliver to us a number of common shares having a value, determined pursuant to the terms of the relevant forward sale agreement, equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, we will pay the relevant forward purchaser that amount (in the case of cash settlement) or deliver to the relevant forward purchaser a number of common shares having a value, determined pursuant to the terms of the relevant forward sale agreement, equal to such amount (in the event of net share settlement). In connection with any cash settlement or net share settlement, we would expect the relevant forward purchaser or its affiliate to purchase our common shares in secondary market transactions for delivery to third-party stock lenders in order to close out the forward purchaser’s hedge position in respect of the particular forward sale agreement and, if applicable, for delivery to us under a net share settlement. The purchase of common shares in connection with the relevant forward purchaser or its affiliate unwinding the forward purchaser’s hedge positions could cause the price of our common shares to increase over time (or prevent or reduce the amount of a decrease over time), thereby increasing the amount of cash we owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser owes us) upon cash settlement or increasing the number of common shares that we are obligated to deliver to the relevant forward purchaser (or decreasing the number of common shares that the relevant forward purchaser is obligated to deliver to us) upon net share settlement of the particular forward sale agreement. See “Risk Factors—Risks Relating to this Offering.”

A forward purchaser will have the right to accelerate the particular forward sale agreement and require us to physically settle on a date specified by the relevant forward purchaser if (1) the relevant forward purchaser or its affiliate (x) is unable, after using commercially reasonable efforts, to borrow sufficient common shares to hedge its position under such forward sale agreement at a stock borrow cost equal to or less than a specified amount, or (y) would incur a stock borrow cost in excess of a specified threshold to hedge its exposure under such forward sale agreement; (2) we declare any dividend, issue or distribution on our common shares that constitutes an extraordinary dividend under such forward sale agreement; (3) certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded; (4) an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or a delisting of our common shares) or the occurrence of a change in law or disruption in such forward purchaser’s ability to hedge, or materially increased cost to such forward purchaser in hedging, its exposure under such forward sale agreement; or (5) certain other events of default, termination events or other specified events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement (as such terms are defined in the particular forward sale agreement). The relevant forward purchaser’s decision to exercise its right to accelerate the settlement of the particular forward sale agreement will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver common shares under the physical settlement provisions of the particular forward sale agreement or, if we so elect and the relevant forward purchaser permits our election, cash or net share settlement provisions of the particular forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share in the case of physical settlement. In addition, upon certain insolvency filings relating to us, the particular forward sale agreement will automatically terminate without further liability of either party. Following any such termination, we would not issue any common shares or receive any proceeds pursuant to the particular forward sale agreement. See “Risk Factors—Risks Relating to this Offering.”

A forward purchaser (or its affiliate) will receive the net proceeds from any sale of borrowed common shares in connection with the ATM equity distribution agreement and any forward sale agreement. As a result, the forward sellers or their affiliates or any other sales agent or its affiliates who may enter forward sale agreements with us may receive the net proceeds from the sale of such shares, not including commissions.

Other Relationships

The agents, forward sellers and forward purchasers are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the sales agents, forward sellers, forward purchasers and/or their respective affiliates have from time to time provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other services for us for which they have received or will receive customary fees and expenses. In addition, in the ordinary course of their business activities, the sales agents, forward sellers, forward purchasers and/or their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agents, forward sellers, forward purchasers and/or their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Certain affiliates of Wells Fargo Securities, BofA Securities, Capital One Securities, Regions, TD Securities, Truist, and Raymond James are lenders and/or agents under our revolving credit facility and/or our term loans. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed, we may borrow or re-borrow in the future under the revolving credit facility and/or our term loans, those lenders will receive their pro rata portion of any of the proceeds from this offering that we use to repay any such amounts.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Our reference to the SEC’s website is intended to be an inactive textual reference only.

This prospectus supplement does not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents, the reference may not be complete and you should refer to the exhibits that are a part of or incorporated by reference in the registration statement for a copy of the contract or document.

INCORPORATION of certain documents BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is deemed to be part of this prospectus supplement. Later information filed with the SEC will update and supersede this information.

This prospectus supplement incorporates by reference the documents listed below, all of which have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2023;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024;

•	our Definitive Proxy Statement filed with the SEC on March 28, 2024;

•	our Current Report on Form 8-K filed with the SEC on May 2, 2024; and

•	the description of our common shares included in our registration statement on Form 8-A (SEC File No. 001-35169) filed with the SEC on May 9, 2011 under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement relates or the offering is otherwise terminated; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

You may request a copy of these filings, at no cost, by contacting Chad D. Perry, Executive Vice President, General Counsel and Corporate Secretary, 7373 Wisconsin Avenue, Suite 1500, Maryland 20814, by telephone at 301-280-7777, by e-mail at cperry@rljlodgingtrust.com, or by visiting our website, www.rljlodgingtrust.com. The information contained on our website is not part of this prospectus supplement. Our reference to our website is intended to be an inactive textual reference only.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters with respect to the validity of our common shares to be issued by us and offered by means of this prospectus supplement and certain tax matters will be passed upon for us by Hogan Lovells US LLP. Certain legal matters will be passed upon for the sales agents, the forward sellers and the forward purchasers by Vinson & Elkins L.L.P. O’Melveny & Meyers LLP has advised the forward purchasers and the forward sellers with respect to the forward sale agreements.

PROSPECTUS

Common Shares, Preferred Shares, Depositary Shares,

Warrants and Rights

We may offer, from time to time, one or more series or classes of:

•	Common shares;

•	Preferred shares;

•	Depositary shares representing our preferred shares;

•	Warrants exercisable for our common shares, preferred shares or depositary shares representing preferred shares; and

•	Rights to purchase common shares.

We refer to our common shares, preferred shares, depositary shares, warrants and rights collectively as the “securities.” This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The prices and terms of any securities to be offered, the net proceeds that we expect to receive from the sale of such securities and the specific manner in which such securities may be offered will be set forth in one or more supplements to this prospectus.

We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.

We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” beginning on page 52. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “RLJ.” On August 22, 2024, the last reported sale price of our common shares on the NYSE was $9.30 per share. Our principal executive offices are located at 7373 Wisconsin Avenue, Suite 1500, Maryland 20814, and our telephone number is (301) 280-7777.

You should carefully read this entire prospectus, the documents that are incorporated by reference in this prospectus and any prospectus supplement before you invest in any of these securities.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 4 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 23, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer at any time, from time to time, in one or more offerings. This prospectus provides only a general description of the securities we may offer and is not meant to provide a complete description of each security. As a result, each time we offer securities, we will provide a prospectus supplement that contains specific information about the terms of those securities, which we will attach to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus.

You should rely only on the information contained in this prospectus and any applicable prospectus supplement. To the extent there are any inconsistencies between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should rely only on the information provided or information to which we have referred you, including any information incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information appearing in this prospectus, any free writing prospectus and any applicable prospectus supplement prepared by us or the other documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates that are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, which we have referred you to in “Where You Can Find More Information and Incorporation by Reference” below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Statements contained or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context requires otherwise, references in this prospectus to “we,” “our,” “us” and “our company” refer to RLJ Lodging Trust, a Maryland real estate investment trust, together with its consolidated subsidiaries, including RLJ Lodging Trust, L.P., a Delaware limited partnership, which we refer to as the “Operating Partnership.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents incorporated by reference, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements.

Factors that might cause actual outcomes to differ materially from our forward-looking statements include the following: the current global economic uncertainty, increased direct and indirect competition, changes in government regulations or accounting rules, changes in local, national and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, epidemics and/or pandemics, our ability to obtain lines of credit or permanent financing on satisfactory terms, inflation and changes in interest rates, access to capital through offerings of our common and preferred shares of beneficial interest, or debt, our ability to identify suitable acquisitions, our ability to close on identified acquisitions and integrate those businesses, and inaccuracies of our accounting estimates. For a detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024 and in other documents that we may file from time to time in the future with the SEC. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY

We are a self-advised and self-administered Maryland real estate investment trust that owns primarily premium-branded, rooms-oriented, high-margin, focused-service and compact full-service hotels located within heart of demand locations. We own a geographically diversified portfolio of hotels located in high-growth urban markets that exhibit multiple demand generators and attractive long-term growth prospects. We believe that our investment strategy allows us to generate high levels of Revenue per Available Room (“RevPAR”), strong operating margins and attractive returns.

Our strategy is to own primarily premium-branded, rooms-oriented, high-margin, focused-service and compact full-service hotels located within heart of demand locations. Focused-service and compact full-service hotels typically generate most of their revenue from room rentals, have limited food and beverage outlets and meeting space, and require fewer employees than traditional full-service hotels. We believe these types of hotels have the potential to generate attractive returns relative to other types of hotels due to their ability to achieve RevPAR levels at or close to those achieved by traditional full-service hotels while achieving higher profit margins due to their more efficient operating model and less volatile cash flows.

As of June 30, 2024, we owned 97 hotel properties with approximately 21,500 rooms, located in 23 states and the District of Columbia. We owned, through wholly-owned subsidiaries, a 100% interest in 95 of our hotel properties, a 95% controlling interest in one hotel property, and a 50% non-controlling interest in an entity owning one hotel property. We consolidate our real estate interests in the 96 hotel properties in which we hold a controlling interest, and we record the real estate interest in the one hotel property in which we hold an indirect 50% non-controlling interest using the equity method of accounting. We lease 96 of the 97 hotel properties to our taxable REIT subsidiaries (“TRSs”), of which we own a controlling financial interest.

For U.S. federal income tax purposes, we elected to be taxed as a REIT commencing with our taxable year ended December 31, 2011. Substantially all of our assets and liabilities are held by, and all of our operations are conducted through our Operating Partnership. We are the sole general partner of the Operating Partnership. As of June 30, 2024, we owned, through a combination of direct and indirect interests, 99.5% of the units of limited partnership interest in the Operating Partnership (“OP Units”).

Our principal executive offices are located at 7373 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814. Our telephone number is (301) 280-7777. Our website is located at www.rljlodgingtrust.com. The information that is found on or accessible through our website is not incorporated into, and does not form a part of, this prospectus or any applicable prospectus supplement. We have included our website address as an inactive textual reference and do not intend it to be an active link to our website.

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our Quarterly Reports for the quarterly periods ended March 31, 2024 and June 30, 2024, together with all the other information contained or incorporated by reference into this prospectus, including the risks we have highlighted in other sections of this prospectus, before making an investment decision to purchase our securities. The occurrence of any of the events described could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our shareholders, which could cause you to lose all or a significant part of your investment in our securities. Some statements in this prospectus constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include acquisitions of additional properties, the repayment of outstanding indebtedness, capital expenditures, the expansion, redevelopment and/or improvement of properties in our portfolio, working capital, share repurchases, the payment of dividends and other general purposes.

DESCRIPTION OF COMMON SHARES

The following summary of our common shares and certain provisions of Maryland law and our declaration of trust and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our declaration of trust and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information and Incorporation by Reference.”

General

Our declaration of trust provides that we may issue up to 450,000,000 common shares, par value $0.01 per share. Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized common shares without shareholder approval. As of August 20, 2024, 154,890,750 common shares were issued and outstanding.

Maryland law provides, and our declaration of trust provides, that none of our shareholders is personally liable for any of our obligations solely as a result of that shareholder’s status as a shareholder.

Voting Rights

Subject to the provisions of our declaration of trust regarding the restrictions on transfer and ownership of shares of beneficial interest and except as may otherwise be specified in the terms of any class or series of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares will possess the exclusive voting power. There is no cumulative voting in the election of trustees.

Under the Maryland statute governing real estate investment trusts formed under the laws of that state (the “Maryland REIT law”), a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with another entity unless declared advisable by a majority of its board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the real estate investment trust’s declaration of trust. Our declaration of trust provides that these actions (other than certain amendments to the provisions of the declaration of trust related to the removal of trustees, the restrictions on ownership and transfer of shares, the termination of our existence and the provision imposing a higher voting threshold for amending those provisions of the declaration of trust) may be taken if declared advisable by a majority of our board of trustees and approved by the vote of shareholders holding a majority of the votes entitled to be cast on the matter.

Dividends, Distributions, Liquidation and Other Rights

Subject to the preferential rights of any other class or series of shares (including the Series A Preferred Shares (as defined below)) and to the provisions of our declaration of trust regarding the restrictions on transfer and ownership of shares, holders of our common shares are entitled to receive dividends on such common shares if, as and when authorized by the board of trustees, and declared by us out of assets legally available therefor. Such holders also are entitled to share ratably in the assets of our company legally available for distribution to shareholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all debts and other liabilities of our company and any shares with preferential rights related thereto.

Holders of common shares have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and have no appraisal rights. Subject to the provisions of our declaration of trust regarding the restrictions on transfer and ownership of shares, common shares will have equal dividend, liquidation and other rights.

Power to Reclassify Our Unissued Common Shares or Preferred Shares

Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common shares or preferred shares into other classes or series of shares and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Power to Increase or Decrease Authorized Common Shares and Issue Additional Common and Preferred Shares

We believe that the power of our board of trustees to amend our declaration of trust to increase or decrease the number of authorized shares, to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to cause to issue such classified or reclassified shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series will be available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Restrictions on Ownership and Transfer

With certain exceptions, our declaration of trust generally prohibits any person or entity (other than a person or entity who has been granted an exception) from directly or indirectly, beneficially or constructively, owning more than 9.8% of the aggregate of our outstanding common shares, by value or by number of shares, whichever is more restrictive. However, our declaration of trust permits (but does not require) exceptions to be made for shareholders provided that our board of trustees determines that such exceptions will not jeopardize our qualification as a REIT. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Restrictions on Ownership and Transfer.”

Stock Exchange Listing

Our common shares are listed on the NYSE under the symbol “RLJ.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is EQ Shareowner Services.

Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws

Our Board of Trustees

Our declaration of trust and bylaws provide that the number of trustees of our company may be established by our board of trustees, but may not be fewer than two nor more than 15. Our declaration of trust and bylaws provide that any vacancy, including a vacancy created by an increase in the number of trustees, may be filled by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any individual elected to fill such vacancy will serve for the remainder of the full term and until a successor is duly elected and qualifies.

Pursuant to our bylaws, each of our trustees will be elected by our shareholders to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies under Maryland law. Holders of our common shares will have no right to cumulative voting in the election of trustees. Trustees will be elected by a majority of all the votes cast at a meeting of shareholders duly called and at which a quorum is present; provided, however, that if on the record date for such meeting the number of trustee nominees exceeds the number of trustees to be elected, then a plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient. For purposes of the election of trustees, a majority of the votes cast means the number of shares voted for a trustee must exceed the number of shares voted against that trustee. Any incumbent trustee who does not receive a majority of the votes cast by shareholders entitled to vote with respect to the election of that trustee shall tender his or her resignation to the board of trustees within three (3) days after certification of the results, for consideration by the nominating and corporate governance committee of our board of trustees. The nominating and corporate governance committee will make a recommendation to our board of trustees on whether to accept or reject the resignation, or whether other action should be taken. Our board of trustees will act on the recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The trustee who tenders his or her resignation will not participate in our board of trustee’s decision. Notwithstanding the foregoing, our board of trustees shall be required to accept any resignation tendered by an incumbent trustee if such trustee shall have received more votes against than for his or her election at two consecutive annual meetings of shareholders for the election of trustees at which a quorum was present and the number of trustee nominees equaled the number of trustees to be elected at each such annual meeting of shareholders.

Our bylaws provide that at least a majority of our trustees must be “independent,” with independence being defined in the manner established by our board of trustees and in a manner consistent with listing standards established by the NYSE.

Removal of Trustees

Our declaration of trust provides that, subject to the rights of holders of one or more classes or series of preferred shares to elect or remove one or more trustees, a trustee may be removed only for cause (as defined in our declaration of trust) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees.

Business Combinations

Under provisions of the Maryland General Corporation Law (“MGCL”) that apply to Maryland real estate investment trusts, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland real estate investment trust and any interested shareholder, or an affiliate of such an interested shareholder, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Maryland law defines an interested shareholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the real estate investment trust’s outstanding voting shares; or

•	an affiliate or associate of the real estate investment trust who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding voting shares of the real estate investment trust.

A person is not an interested shareholder under the statute if the board of trustees approves in advance the transaction by which the person otherwise would have become an interested shareholder. In approving a transaction, however, the board of trustees may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by the board of trustees.

After the five-year prohibition, unless, among other conditions, the real estate investment trust’s common shareholders receive a minimum price (as described under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares, any business combination between the real estate investment trust and an interested shareholder generally must be recommended by the board of trustees and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares of the real estate investment trust; and

•	two-thirds of the votes entitled to be cast by holders of voting shares of the real estate investment trust other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a real estate investment trust’s board of trustees prior to the time that the interested shareholder becomes an interested shareholder. Our board of trustees, pursuant to the statute, has determined to opt out of the business combination provisions of the MGCL and, consequently, the five-year prohibition and, accordingly, the supermajority vote requirements will not apply to business combinations between us and an interested shareholder, unless our board in the future alters or repeals this resolution. As a result, any person who later becomes an interested shareholder may be able to enter into business combinations with our company without compliance by us with the supermajority vote requirements and the other provisions of the statute.

Our board of trustees may not determine to become subject to such business combination provisions in the future without shareholder approval. An alteration or repeal of the resolution of our board of trustees will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

Control Share Acquisitions

Maryland law provides that “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of shareholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares in a Maryland real estate investment trust in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (1) a person who makes or proposes to make a control share acquisition; (2) an officer of the real estate investment trust; or (3) an employee of the real estate investment trust who is also a trustee of the real estate investment trust. “Control shares” are voting shares that, if aggregated with all other such shares previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, we may present the question at any shareholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by Maryland law, then, subject to certain conditions and limitations, the real estate investment trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights, unless appraisal rights are eliminated under the declaration of trust. Our declaration of trust eliminates all appraisal rights of shareholders. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the issuer is a party to the transaction or (2) to acquisitions approved or exempted by the declaration of trust or bylaws of the real estate investment trust.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common shares. Our board of trustees may not amend or eliminate such provision without shareholder approval.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds shareholder vote requirement for removing a trustee;

•	a requirement that the number of trustees be fixed only by vote of the trustees;

•	a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and

•	a requirement that requires the request of the holders of at least a majority of all votes entitled to be cast to call a special meeting of shareholders.

We have opted out of all of the provisions of Subtitle 8 through provisions contained in our declaration of trust, as amended and supplemented, and must receive the approval of a majority of shareholders casting votes on the matter to opt in to any of the provisions of Subtitle 8; however, pursuant to provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we currently (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any trustee from our board, which removal will be allowed only for cause, and (2) require, unless called by the Executive Chairman of our board of trustees, the President or Chief Executive Officer or our board of trustees, the written request of shareholders entitled to cast a majority of all votes entitled to be cast at such meeting to call a special meeting. In addition, provisions in our declaration of trust and bylaws provide that the number of trustees may be determined by our board and that our trustees may fill vacancies on our board and, therefore, as a practical matter, shareholders may not have the ability to determine the number of trustees on our board or to fill vacancies on our board other than vacancies resulting from the removal of a trustee.

Amendment of Our Declaration of Trust and Bylaws and Approval of Extraordinary Transactions

Under the Maryland REIT law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with another entity unless declared advisable by a majority of the board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter, is set forth in the real estate investment trust’s declaration of trust. Our declaration of trust provides that such actions (other than certain amendments to the provisions of our declaration of trust related to the removal of trustees, the restrictions on ownership and transfer of our shares, termination of the real estate investment trust, and the provision imposing a higher voting threshold for amending those provisions of the real estate investment trust’s declaration of trust) may be taken if declared advisable by a majority of our board of trustees and approved by the vote of shareholders holding a majority of the votes entitled to be cast on the matter.

Our bylaws may be altered, amended or repealed, and new bylaws adopted, by the vote of a majority of the board of trustees or by the affirmative vote of shareholders entitled to cast not less than a majority of all the votes entitled to be cast on the matter.

Meetings of Shareholders

Under our bylaws, annual meetings of shareholders will be held each year at a date and time as determined by our board of trustees. Special meetings of shareholders may be called only by a majority of the trustees then in office, by the executive chairman of our board of trustees, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the shareholders shall be called by our secretary upon the written request of shareholders entitled to cast at least a majority of the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Maryland law and our bylaws provide that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each shareholder entitled to vote on the matter.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by shareholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of trustees; or

•	by a shareholder who was a shareholder of record both at the time of giving of the notice of the meeting and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting of shareholders. Nominations of persons for election to our board of trustees may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of trustees; or

•	provided that our board of trustees has determined that trustees shall be elected at such meeting, by a shareholder who is a shareholder of record both at the time of giving of the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

The purpose of requiring shareholders to give advance notice of nominations and other proposals is to afford our board of trustees the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of trustees, to inform shareholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our shareholder meetings. Although our bylaws do not give our board of trustees the power to disapprove timely shareholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of trustees or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees to our board of trustees or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws

The provisions of our declaration of trust on removal of trustees and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common shares or otherwise be in the best interests of our shareholders. Likewise, if our board of trustees were to opt into the business combination provisions of the MGCL or certain of the provisions of Subtitle 8 of Title 3 of the MGCL, with shareholder approval, or if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Trustees’ and Officers’ Liability

The Maryland REIT law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the real estate investment trust and its shareholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The Maryland REIT law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of a Maryland corporation. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by such director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by such director or officer or on such director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

Our declaration of trust and bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former trustee or officer (including any individual who, at our request, serves or has served as a director, trustee, officer, partner, member, employee or agent of another real estate investment trust, corporation, partnership, company, joint venture, trust, employee benefit plan or any other enterprise) against any claim or liability to which he or she may become subject by reason of service in such capacity; and

•	any present or former trustee or officer who has been successful in the defense of a proceeding to which he or she was made a party by reason of service in such capacity.

Our declaration of trust and bylaws also permit us, with the approval of our board of trustees, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

In addition, we have entered into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of trustees, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without approval of our shareholders, if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

DESCRIPTION OF PREFERRED SHARES

General

Our declaration of trust provides that we may issue up to 50,000,000 preferred shares, par value $0.01 per share. Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized shares of any class or series without shareholder approval.

Outstanding Preferred Stock

As of August 20, 2024, 12,879,475 shares of our $1.95 Series A Cumulative Convertible Preferred Shares (the “Series A Preferred Shares”) were issued and outstanding.

Our Series A Preferred Shares rank, with respect to rights to receive dividends and to participate in distributions of payments in the event of a dissolution, liquidation or winding up of the affairs of the Company, senior to our common shares and to any other class of securities of the Company designated as ranking junior to the Series A Preferred Shares. We pay cumulative dividends on our Series A Preferred Shares equal to the greater of $1.95 per annum or the cash distributions declared or paid for the corresponding period on the number of common shares, or portion thereof, into which a Series A Preferred Share is convertible. Dividends on our Series A Preferred Shares are payable quarterly on or about the last calendar day of January, April, July and October, commencing on October 31, 2017. If we liquidate, dissolve or windup, holders of our Series A Preferred Shares will have the right to receive $25 per Series A Preferred Share, plus an amount per share equal to all accrued and unpaid dividends (whether or not earned or declared) to, but not including, the date of payment, before any payments are made to holders of our common shares or other junior securities. On or after August 30, 2017, we may, at our option, redeem the Series A Preferred Shares, in whole or in part, at any time, only if for twenty (20) days on which the Series A Preferred Shares are traded on the NYSE (“Trading Days”) within any period of thirty (30) consecutive Trading Days, including the last Trading Day of such period, the current market price of the common shares on each of such twenty (20) Trading Days equals or exceeds the Conversion Price (as defined below). The “Conversion Price” is the conversion price per common share for which the Series A Preferred Shares is convertible, subject to certain adjustments as described in the articles supplementary setting forth the terms of the Series A Preferred Shares. Any shares of Series A Preferred Shares so redeemed, at our option, will (i) be converted into a number of common shares equal to the liquidation preference (excluding any accrued and unpaid dividends) of the Series A Preferred Shares being redeemed divided by the Conversion Price as of the opening of business on the specified date of redemption (the “Call Date”), or (ii) be redeemed in cash at a price equal to the aggregate market value (determined as of the date of the notice of redemption) of the number of common shares into which the Series A Preferred Shares are then convertible divided by the then current Conversion Price. Upon any redemption of the Series A Preferred Shares, we will also pay any accrued and unpaid dividends for full dividend payment periods ending on or prior to the Call Date. Further, holders of our Series A Preferred Shares have the right, at any time, to convert all or a portion of such shares into the number of common shares obtained by dividing the aggregate liquidation preference (excluding any accrued and unpaid dividends) of such shares by the Conversion Price. Except in certain limited circumstances, holders of our Series A Preferred Shares have no voting rights.

Our Series A Preferred Shares are listed on the NYSE under the symbol “RLJ-PA.”

Future Series of Preferred Stock

The following description sets forth certain general terms of the preferred shares to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our declaration of trust, the applicable articles supplementary that describes the terms of the related class or series of preferred shares, and our bylaws, each of which we will make available upon request.

Subject to the limitations prescribed by Maryland law and our declaration of trust and bylaws, our board of trustees is authorized to establish the number of shares constituting each series of preferred shares and to fix the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, terms and conditions of redemption, and such other subjects or matters as may be fixed by resolution of the board of trustees or duly authorized committee thereof. The preferred shares will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The prospectus supplement relating to the series of preferred shares offered thereby will describe the specific terms of such securities, including:

•	the title and stated value of such preferred shares;

•	the number of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred shares shall accumulate;

•	the procedures for any auction and remarketing, if any, for such preferred shares;

•	the provisions for a sinking fund, if any, for such preferred shares;

•	the provisions for redemption or repurchase, if applicable, of such preferred shares;

•	any listing of such preferred shares on any securities exchange;

•	the terms and conditions, if applicable, upon which such preferred shares will be convertible into our common shares, including the conversion price (or manner of calculation thereof) and conversion period;

•	material federal income tax considerations applicable to such preferred shares;

•	any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	in addition to those limitations described below, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred shares.

Restrictions on Ownership

With certain exceptions, our declaration of trust generally prohibits any person or entity (other than a person or entity who has been granted an exception) from directly or indirectly, beneficially or constructively, owning more than 9.8% of the aggregate of our outstanding preferred shares of any class or series, by value or by number of shares, whichever is more restrictive. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Restrictions on Ownership and Transfer.”

Transfer Agent and Registrar

The transfer agent and registrar for our Series A Preferred Shares is EQ Shareowner Services. The transfer agent and registrar for any future series of preferred shares will be set forth in the applicable prospectus supplement.

Certain Provisions of Maryland Law and Our Charter and Bylaws

See “Description of Common Shares—Certain Provisions of Maryland Law and Our Charter and Bylaws.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a preferred share of a particular series, as specified in the applicable prospectus supplement. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a preferred share of a particular series represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred shares represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred shares converted into other securities.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing preferred shares so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our declaration of trust. See “Restrictions on Ownership and Transfer.”

From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.

Voting of the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred shares depositary with written instructions to the preferred shares depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares, and we have agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related preferred share shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Shares Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $10,000,000.

Miscellaneous

The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.

Neither the preferred shares depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred shares depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

Restrictions on Ownership

Holders of depositary receipts will be subject to the ownership restrictions set forth in the declaration of trust. See “Restrictions on Ownership and Transfer.”

DESCRIPTION OF WARRANTS

We may offer by means of this prospectus warrants for the purchase of our preferred shares, depositary shares representing preferred shares or common shares. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title and issuer of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	material federal income tax considerations applicable to such warrants; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Restrictions on Ownership

Holders of warrants will be subject to the ownership restrictions set forth in the declaration of trust. See “Restrictions on Ownership and Transfer.”

DESCRIPTION OF RIGHTS

We may issue rights to our shareholders for the purchase of common shares. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the shareholders entitled to the rights distribution;

•	the aggregate number of common shares purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	material federal income tax considerations applicable to such rights; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

Restrictions on Ownership

Holders of rights will be subject to the ownership restrictions set forth in the declaration of trust. See “Restrictions on Ownership and Transfer.”

RESTRICTIONS ON OWNERSHIP and transfer

In order to qualify as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares (after taking into account options to acquire common shares) may be owned, directly, indirectly, or through attribution, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Because our board of trustees believes that it is essential for us to qualify as a REIT, our declaration of trust, subject to certain exceptions, contains restrictions on the number of our shares of beneficial interest that a person may own.

In order to assist us in complying with the limitations on the concentration of ownership of our shares imposed by the Code, our declaration of trust generally prohibits any person or entity (other than a person or entity who has been granted an exception) from directly or indirectly, beneficially or constructively, owning more than 9.8% of the aggregate of our outstanding common shares, by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding preferred shares of any class or series, by value or by number of shares, whichever is more restrictive. However, our declaration of trust permits (but does not require) exceptions to be made for shareholders provided that our board of trustees determines that such exceptions will not jeopardize our qualification as a REIT.

Our declaration of trust will also prohibit any person from (1) beneficially or constructively owning our shares of beneficial interest that would result in our being “closely held” under Section 856(h) of the Code, (2) transferring our shares if such transfer would result in us being beneficially owned by fewer than 100 persons (determined without regard to any rules of attribution), (3) beneficially or constructively owning our shares that would result in our owning (directly or constructively) 10% or more of the ownership interest in a tenant of our real property if income derived from such tenant for our taxable year would result in more than a de minimis amount of non-qualifying income for purposes of the REIT tests that, taking into account any other non-qualifying gross income of ours, would cause us to fail to satisfy an applicable REIT gross income requirement, and (4) beneficially or constructively owning our shares that would cause us otherwise to fail to qualify as a REIT, including, but not limited to, as a result of any “eligible independent contractor” (as defined in Section 856(d)(9)(A) of the Code) that operates a “qualified lodging facility” (as defined in Section 856(d)(9)(D)(i) of the Code) on behalf of a TRS failing to qualify as such. Any person who acquires or attempts or intends to acquire beneficial ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfers on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interest to attempt to qualify, or to qualify, or to continue to qualify, as a REIT. In addition, our board of trustees may determine that compliance with the foregoing restrictions is no longer required for our qualification as a REIT.

Our board of trustees, in its sole discretion, may waive the 9.8% ownership limit for common shares or preferred shares for a shareholder that is not an individual if such shareholder provides information and makes representations to the board that are satisfactory to the board, in its reasonable discretion, to establish that such person’s ownership in excess of the 9.8% limit for common or preferred shares would not jeopardize our qualification as a REIT. As a condition of granting the waiver, our board of trustees, in its sole discretion, may require a ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel in either case in form and substance satisfactory to our board of trustees in order to determine or ensure our qualification as a REIT.

In addition, our board of trustees from time to time may increase the share ownership limits. However, the share ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding.

If any transfer of our shares of beneficial interest occurs which, if effective, would result in any person beneficially or constructively owning shares in excess, or in violation, of the above transfer or ownership limitations, known as a prohibited owner, then that number of shares, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares that otherwise would cause any person to violate the above limitations will be void. Shares held in the charitable trust will continue to constitute issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any shares held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to dividends or other distributions with respect to shares held in the charitable trust, and these rights will be exercised for the exclusive benefit of the real estate investment trust’s charitable beneficiary. Any dividend or other distribution paid before our discovery that shares have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the real estate investment trust’s charitable beneficiary. Subject to Maryland law, effective as of the date that such shares have been transferred to the charitable trust, the trustee, in its sole discretion, will have the authority to:

•	rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the charitable trust; and

•	recast such vote in accordance with the desires of the trustee acting for the benefit of the real estate investment trust’s charitable beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the share ownership limits in our declaration of trust. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:

•	the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

•	the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that our shares have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:

•	such shares will be deemed to have been sold on behalf of the charitable trust; and

•	to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

In addition, shares held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

•	the market price on the date we, or our designee, accepts such offer.

We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

All certificates representing our shares will bear a legend referring to the restrictions described above.

Every shareholder of record of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in value of the outstanding shares will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of each actual owner, the number of shares of each class and series of shares that each actual owner beneficially owns and a description of the manner in which such shares are held. Each such shareholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each shareholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These share ownership limitations could delay, deter or prevent a transaction or a change in control that might involve a premium price for holders of our common shares or might otherwise be in the best interest of our shareholders.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book-entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

MATERIAL U.S. FEDERAL INCOME TAX Considerations

The following is a summary of the material U.S. federal income tax consequences of an investment in our common shares, preferred shares, and depositary shares (together with our common shares and preferred shares, the “shares”) and other material tax considerations relating to the Company and to the holders of the shares, as well as our warrants and rights.  If we offer securities other than common shares, information about any additional income tax consequences to holders of those securities may be included in the documents pursuant to which those securities are offered. The discussion set forth herein is not intended to be, and should not be construed as, tax advice.  As used in this section, references to the terms “Company,” “we,” “our,” and “us” mean only RLJ Lodging Trust, and not its subsidiaries, except as otherwise indicated. This discussion is based upon the Code, the Treasury regulations, rulings and other administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings, which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this section. This discussion also is based upon the assumption that we will operate the Company and its subsidiaries in accordance with their applicable organizational documents and in the manner that we have represented. This discussion does not address the actual material U.S. federal income tax consequences of the ownership and disposition of our shares to any particular holder, which depend on that shareholder’s particular tax circumstances.  In addition, this discussion does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax other than the income tax, associated with the ownership or disposition of our shares or our election to be taxed as a REIT.

This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, including:

•	tax-exempt organizations, except to the extent discussed below in “—Taxation of U.S. Shareholders—Taxation of Tax-Exempt Shareholders,”

•	broker-dealers,

•	non-U.S. corporations, non-U.S. partnerships, non-U.S. trusts, non-U.S. estates, or individuals who are not taxed as citizens or residents of the United States, all of which may be referred to collectively as “non-U.S. persons,” except to the extent discussed below in “—Taxation of Non-U.S. Shareholders,”

•	trusts and estates,

•	regulated investment companies (“RICs”),

•	REITs,

•	financial institutions,

•	insurance companies,

•	subchapter S corporations,

•	foreign (non-U.S. governments),

•	persons subject to the alternative minimum tax provisions of the Code,

•	persons holding the shares as part of a “hedge,” “straddle,” “conversion,” “synthetic security” or other integrated investment,

•	persons holding the shares through a partnership or similar pass-through entity,

•	persons with a “functional currency” other than the U.S. dollar,

•	persons holding 10% or more (by vote or value) of the beneficial interest in us, except to the extent discussed below,

•	persons who do not hold the shares as a “capital asset,” within the meaning of Section 1221 of the Code,

•	corporations subject to the provisions of Section 7874 of the Code,

•	U.S. expatriates, or

•	persons otherwise subject to special tax treatment under the Code.

U.S. Federal Income Taxation of the Company as a REIT

General

We are a self-advised and self-administered Maryland real estate investment trust that acquires primarily premium-branded, focused-service and compact full-service hotels. Substantially all of our assets are held by, and all of our operations are conducted through, the Operating Partnership. We are the sole general partner of the Operating Partnership. As of June 30, 2024, we owned, through a combination of direct and indirect interests, 99.5% of the OP Units in the Operating Partnership.  We made an election to be treated as a REIT, effective for our taxable year that ended December 31, 2011. We believe that we have been organized and have operated in a manner that has permitted us to qualify for taxation as a REIT from the effective date of our REIT election.  We own, through the Operating Partnership, 100% of the outstanding common stock of two entities that also have elected to be treated as REITs.  These entities are subject to the same REIT qualification requirements and other limitations described herein that apply to us.

The law firm of Hogan Lovells US LLP (“Hogan Lovells”) has acted as our tax counsel in connection with the filing of the registration statement of which this discussion is a part. We have received an opinion of Hogan Lovells to the effect that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT for each of our taxable years, beginning with our taxable year ended December 31, 2014, and that our current organization and current and intended method of operation (as described in our disclosure and a letter that we have provided to Hogan Lovells) will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code for the current taxable year and thereafter.  It must be emphasized that the opinion of Hogan Lovells is based on various assumptions relating to our organization and operation, is conditioned upon factual representations and covenants made by our management regarding our organization, assets, income, the present and future conduct of our business operations, the economic terms of our leases, and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. While we intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Hogan Lovells or by us that we will qualify as a REIT for any particular year. The opinion of Hogan Lovells is expressed as of the date issued. Hogan Lovells has no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Hogan Lovells’ opinion does not foreclose the possibility that we may have to utilize one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which tax could be significant in amount) in order for us to maintain our REIT qualification.

Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of share and asset ownership, various qualification requirements imposed upon REITs by the Code. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Provided that we qualify to be taxed as a REIT generally, we will be entitled to a deduction for dividends that we pay and therefore not be subject to U.S. federal corporate income tax on our REIT taxable income that is distributed currently to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from an investment in a C corporation. A “C corporation” is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when the income, net of corporate income taxes paid, is distributed thereto. In general, the income that we generate is taxed only at the shareholder level upon a distribution of dividends by us to our shareholders.

U.S. shareholders (as defined herein) generally will be subject to taxation on dividends distributed by us (other than designated capital gain dividends and “qualified dividend income”) at tax rates applicable to ordinary income, instead of at lower capital gain rates. For taxable years beginning after December 31, 2017 and before January 1, 2026, generally, U.S. shareholders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. Capital gain dividends and qualified dividend income will continue to be subject to a maximum 23.8% tax rate (which rate takes into account the maximum capital gain rate of 20% and the 3.8% Medicare tax on net investment income, described below under “—Medicare Tax on Net Investment Income”). See “—U.S. Federal Income Taxation of Our Shareholders—Taxation of Taxable U.S. Shareholders—Distributions Generally.”

Any net operating losses, foreign tax credits and other tax attributes generated or incurred by us generally do not pass through to our shareholders, subject to special rules for certain items such as the undistributed but designated capital gain that we recognize. See “—U.S. Federal Income Taxation of Our Shareholders—Taxation of Taxable U.S. Shareholders—Distributions Generally.”

Even if we qualify to be taxed as a REIT, we nonetheless will be subject to U.S. federal income tax in the following circumstances:

•	We will be taxed at regular U.S. federal corporate income tax rates on any undistributed “REIT taxable income,” including undistributed net capital gains, for any taxable year. REIT taxable income is the taxable income of the REIT, subject to specified adjustments, including a deduction for dividends paid.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Gross Income Tests—Prohibited Transactions Tax” below.

•	If we elect to treat property that we acquire in connection with certain leasehold terminations or a foreclosure of a mortgage loan as “foreclosure property,” we may thereby avoid (1) the 100% prohibited transactions tax on gain from a resale of that property (if the sale otherwise would constitute a prohibited transaction); and (2) the inclusion of any income from such property as non-qualifying income for purposes of the REIT gross income tests discussed below. Income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%). See “—Gross Income Tests—Income from Foreclosure Property,” below.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be subject to a 100% tax on an amount equal to (1) the greater of (a) the amount by which we fail the 75% gross income test, or (b) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.

•	If we violate the asset tests (other than a de minimis failure of the 5% or 10% asset test) or other requirements applicable to REITs, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to at least $50,000 per failure, which, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest U.S. federal corporate income tax rate, if that amount exceeds $50,000 per failure.

•	If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods (collectively, the “required distribution”), we will be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed (taking into account excess distributions from prior years), plus (b) retained amounts upon which we paid U.S. federal corporate income tax.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders, as described below under “—Requirements for Qualification as a REIT.”

•	We will be subject to a 100% penalty tax on amounts we receive from, on certain expenses deducted by, and on certain service income imputed to, a TRS if certain arrangements between us and our TRSs are not comparable to similar arrangements among unrelated parties.

•	If we acquire appreciated assets from a corporation that is or has been a C corporation (or a partnership in which a C corporation is a partner) in a transaction in which our tax basis in the assets is determined by reference to the C corporation’s (or such partnership’s) tax basis in such assets, provided no election is made for the transaction to be taxable currently, we will be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following the acquisition from the C corporation (or partnership). Gain from the sale of property which we acquired in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code is generally excluded from the application of this built-in gains tax, unless we surrendered property in the exchange that was subject to built-in gain immediately prior to the exchange.

•	We may elect to retain and pay U.S. federal corporate income tax on our net long-term capital gain. See “U.S. Federal Income Taxation of Our Shareholders.”

•	The earnings of our subsidiaries that are C corporations, including our TRSs, are subject to U.S. federal and, if applicable, non-U.S. corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and non-U.S. income, property, gross receipts and other taxes on our assets and operations. We also could be subject to tax in other situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, or by application of certain attribution rules, by five or fewer “individuals” (as defined in the Code to include certain entities);

(7)	that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all of the relevant filing and other administrative requirements established by the IRS that must be met in order to elect and maintain REIT qualification;

(8)	that uses a calendar year for U.S. federal income tax purposes;

(9)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

(10)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be satisfied during a corporation’s initial tax year as a REIT. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes. However, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actual interests in the trust for purposes of condition (6) above.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of specified percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. A shareholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with such record holder’s tax return disclosing the actual ownership of our shares and other information.  We have complied, and currently intend to continue to comply, with these requirements.

We believe that we have been organized, have operated and have issued sufficient shares with sufficient diversity of ownership to allow us to satisfy conditions (1) through (9) and we have no earnings and profits from a non-REIT year in satisfaction of condition (10).  Our declaration of trust provides restrictions regarding the ownership and transfers of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.  These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, such share ownership requirements.  If we fail to satisfy these requirements, except as provided in the next sentence, our status as a REIT will terminate.  If, however, we comply with the demand and record-keeping requirements described in the previous paragraph and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6), we will be treated as having satisfied this requirement.  See “—Failure to Qualify as a REIT.”

Effect of Subsidiary Entities

Ownership of Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries

If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs, as described below. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value asset test, described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of the Operating Partnership and any subsidiaries treated as partnerships for U.S. federal income tax purposes will be treated as our assets and items of income for purposes of applying the REIT requirements. A summary of the rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “—Tax Aspects of the Operating Partnership and Our Other Subsidiary Partnerships.” As the sole general partner of the Operating Partnership, we have direct control over it and indirect control over the subsidiaries in which the Operating Partnership or a subsidiary has a controlling interest. We currently intend to operate these entities in a manner consistent with the requirements for our qualification as a REIT.

Under a U.S. federal audit of a partnership, liability is imposed on the partnership (rather than its partners) for adjustments to reported partnership taxable income resulting from audits or other tax proceedings. The liability can include an imputed underpayment of tax, calculated by using the highest marginal U.S. federal income tax rate, as well as interest and penalties on such imputed underpayment of tax. Using certain rules, partnerships may be able to transfer these liabilities to their partners. In the event any adjustments are imposed by the IRS on the taxable income reported by any subsidiary partnerships, we intend to utilize certain rules to the extent possible to allow us to transfer any liability with respect to such adjustments to the partners of the subsidiary partnerships who should properly bear such liability. However, there is no assurance that we will qualify under those rules or that we will have the authority to use those rules under the operating agreements for certain of our subsidiary partnerships.

If we own a corporate subsidiary that is a qualified REIT subsidiary (“QRS”), that QRS generally is disregarded for U.S. federal income tax purposes, and its assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A QRS is any entity treated as a corporation for U.S. federal income tax purposes other than a TRS that is directly or indirectly wholly-owned by a REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, also generally are disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence no longer would be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated either as a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation unless it is a TRS, a QRS or another REIT. See “—Gross Income Tests” and “—Asset Tests.”

Ownership of Subsidiary REITs

As discussed above, we own two subsidiary REITs.  We believe that each such REIT is organized and has operated and will continue to operate in a manner to permit it to qualify for taxation as a REIT for U.S. federal income tax purposes from and after the effective date of its REIT election.  However, if any subsidiary REIT were to fail to qualify as a REIT, then (i) the subsidiary REIT would become subject to regular U.S. federal corporate income tax, as described herein, see “—Failure to Qualify as a REIT” below, and (ii) our equity interest in such subsidiary REIT would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test, the 10% voting share asset test, and the 10% value asset test generally applicable to our ownership in corporations other than REITs, QRSs and TRSs.  See “—Asset Tests” below.  If any subsidiary REIT were to fail to qualify as a REIT, it is possible that we would not meet the 10% voting share asset test and the 10% value asset test with respect to our indirect interest in such entity, in which event we would fail to qualify as a REIT, unless we could avail ourselves of certain relief provisions.

Ownership of Taxable REIT Subsidiaries

A TRS is an entity that is taxable as a corporation in which a REIT owns, directly or indirectly, an equity interest, including stock, and that elects with the REIT to be treated as a TRS under the Code.  If a TRS owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation, that subsidiary also will be treated as a TRS.  A TRS is a C corporation subject to U.S. federal corporate income tax at applicable corporate tax rates.  The gross income and assets of our TRSs are not attributable to us for purposes of satisfying the REIT income and asset test requirements.

A TRS must not directly or indirectly operate or manage a lodging or health care facility or, generally, provide to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated.  Although a TRS may not operate or manage a lodging facility, it may lease or own such a facility so long as the facility is a “qualified lodging facility” and such facility is operated on behalf of the TRS by an “eligible independent contractor.”  A “qualified lodging facility” generally is a hotel at which no authorized gambling activities are conducted, and includes the customary amenities and facilities operated as part of, or associated with, the hotel.  “Customary amenities” must be customary for other properties of a comparable size and class owned by other owners unrelated to the REIT.  An “eligible independent contractor” is an independent contractor that, at the time a management agreement is entered into with a TRS to operate a “qualified lodging facility,” is actively engaged in the trade or business of operating “qualified lodging facilities” for a person or persons unrelated to either the TRS or any REITs with which the TRS is affiliated.  A hotel management company that otherwise would qualify as an “eligible independent contractor” with regard to a TRS of a REIT will not so qualify if the hotel management company and/or one or more actual or constructive owners of 10% or more of the hotel management company actually or constructively own more than 35% of the REIT, or one or more actual or constructive owners of more than 35% of the hotel management company own 35% or more of the REIT (determined with respect to a REIT whose stock is regularly traded on an established securities market by taking into account only the stock held by persons owning, directly or indirectly, more than 5% of the outstanding stock of the REIT and, if the stock of the eligible independent contractor is publicly-traded, more than 5% of the publicly-traded stock of the eligible independent contractor).  We believe, and currently intend to take all steps reasonably practicable to ensure, that none of our TRSs has engaged or will engage in “operating” or “managing” our hotels and that the hotel management companies engaged to operate and manage hotels leased to or owned by the TRSs have qualified and continue to qualify as “eligible independent contractors” with regard to those TRSs.

Certain restrictions are imposed on TRSs. First, TRSs are limited in their ability to deduct interest payments in excess of a certain amount, including interest payments made directly or indirectly to the REIT. In addition, a REIT would be obligated to pay a 100% penalty tax on certain payments from the TRS that it receives, including interest or rent, or on certain expenses deducted by the TRS, and on income earned by our TRSs for services provided to, or on behalf of, us, if the IRS were able to assert successfully that the economic arrangements between the REIT and the TRS did not meet specified arm’s-length standards set forth in the Code. Our TRSs make substantial payments to us, including payments of rent pursuant to the hotel leases and interest payments. There can be no assurance that the limitation on interest deductions applicable to TRSs will not apply to the interest payments made to us by one of our TRSs, resulting in an increase in the corporate income tax liability of such subsidiary. In addition, there can be no assurance that the IRS might not seek to impose the 100% excise tax on a portion of the payments received by us from, or expenses deducted by, or service income imputed to, our TRSs. While we believe that our arrangements with our TRSs reflect arm’s-length terms, these determinations inherently are factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to reflect accurately their respective incomes.

Because of the restrictions applicable to the income, assets and activities of a REIT, we may need to conduct certain business activities in one or more TRSs. These business activities include alternative uses of real estate, such as the development and/or sale of timeshare or condominium units. As discussed below under “—Asset Tests,” the aggregate value of all of our TRSs may not exceed 20% of the value of our total assets.

Gross Income Tests

To qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year must be derived from investments relating to real property or mortgages on real property, including:

•	“rents from real property”;

•	dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	gain from the sale of real property or mortgages on real property, in either case, not held for sale to customers;

•	interest income derived from mortgage loans secured by real property or interests in real property; and

•	income attributable to the temporary investment of new capital in stock and debt instruments during the one-year period following the receipt by us of new capital raised through equity offerings or the issuance of debt obligations with at least a five-year term.

Second, at least 95% of our gross income in each taxable year must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as (1) other dividends, (2) interest, and (3) gain from the sale or disposition of stock or securities, in either case, not held for sale to customers.

For purposes of one or both of the 75% and 95% gross income tests, the following items of income are excluded from the computation of gross income: (1) gross income from prohibited transactions; (2) certain foreign currency gain; and (3) income and gain from certain hedging transactions. See “—Income from Hedging Transactions,” “—Foreign Currency Gain,” and “—Prohibited Transactions Tax,” below.

Rents from Real Property

Currently, rents paid pursuant to the leases of our hotels to our TRSs, together with gain from the sale of hotels and dividends and interest received from the TRSs, constitute substantially all of our gross income. Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if the following conditions are met:

•	First, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•	Second, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales.

•	Third, rents we receive from a “related party tenant” generally will not qualify as rents from real property. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Two exceptions apply with respect to the lease of property by a REIT to a TRS. We may lease our hotels that qualify as “qualified lodging facilities” to our TRSs if the hotel is operated on behalf of the TRS by an “eligible independent contractor.” In addition, a REIT may lease any property to a TRS if at least 90% of the property is leased to unrelated tenants, and the rent paid by the TRS is substantially comparable to rent paid by the unrelated tenants for comparable space. Amounts attributable to certain rental increases charged to a controlled TRS can fail to qualify even if the above conditions are met.

•	Fourth, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from whom we derive no revenue, or through a TRS. To the extent that impermissible services are provided by an independent contractor, the cost of the services generally must be borne by the independent contractor. A REIT is permitted to provide directly to tenants services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and not otherwise considered to be provided for the tenants’ convenience. A REIT may provide a minimal amount of “non-customary” services to its tenants, other than through an independent contractor or a TRS, but if the income from these impermissible tenant services exceeds 1% of the total gross income from a property, then all of the gross income from that property will fail to qualify as rents from real property. If the total amount of the income from impermissible tenant services does not exceed 1% of the total gross income from the property, the services will not “taint” the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant services income will not qualify as rents from real property. A REIT is deemed to have received income from the provision of impermissible services in an amount equal to at least 150% of the direct cost of providing the service.

Because we lease substantially all of our properties to our TRSs, we generally do not provide services to our tenants.  However, we have a few small leases of space at our hotels with tenants that are unrelated third parties.  In that case, we cannot provide any assurance that the IRS will agree with our positions related to whether any services we provide directly to tenants are “usually or customarily rendered” in connection with the rental of space for occupancy only.  We monitor the activities at our properties and do not intend to provide services that will cause us to fail to meet the gross income tests.

In order for the rent paid pursuant to the leases with our TRSs to constitute “rents from real property,” the leases must be respected as true leases for U.S. federal income tax purposes. Accordingly, the leases cannot be treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the leases are true leases for U.S. federal income tax purposes depends upon an analysis of all the relevant facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the intent of the parties;

•	the form of the agreement;

•	the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and

•	the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain (e.g., appreciation) with respect to the property.

In addition, Section 7701(e) of the Code provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract properly is treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

Our leases have been structured with the intent to qualify as true leases for U.S. federal income tax purposes. However, this determination is inherently a question of fact, and we cannot assure you that the IRS will not successfully assert a contrary position. If the leases were recharacterized as service contracts or partnership agreements, rather than true leases, or disregarded altogether for U.S. federal income tax purposes, all or part of the payments that we receive from the TRSs would not be considered rent or would not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would lose our REIT status.

As indicated above, “rents from real property” must not be based in whole or in part on the income or profits of any person. Each of our leases provides for periodic payments of a specified base rent plus, to the extent that it exceeds the base rent, additional rent which is calculated based upon the gross sales of the hotels subject to the lease, plus certain other amounts. Payments made pursuant to these leases should qualify as “rents from real property” since generally they are based on either fixed dollar amounts or on specified percentages of gross sales that are fixed at the time the leases are entered into. The foregoing assumes that the leases have not been and will not be renegotiated during their term in a manner that has the effect of basing either the percentage rent or the base rent on income or profits. The foregoing also assumes that the leases are not in reality used as a means of basing rent on income or profits. More generally, the rent payable under the leases will not qualify as “rents from real property” if, considering the leases and all of the relevant circumstances, the arrangement does not conform with normal business practice. We have not renegotiated, and currently do not intend to renegotiate, the percentages used to determine the percentage rent during the terms of the leases in a manner that has had or will have the effect of basing rent on income or profits. In addition, we believe that the rental provisions and other terms of the leases conform with normal business practice and generally are not intended to be used as a means of basing rent on income or profits. Furthermore, currently we intend that, with respect to properties that we acquire in the future, we will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above.

As noted above, under the Code, if a lease provides for the rental of both real and personal property and the portion of the rent attributable to personal property is 15% or less of the total rent due under the lease, then all rent paid pursuant to such lease qualifies as “rents from real property.” If, however, a lease provides for the rental of both real and personal property, and the portion of the rent attributable to personal property exceeds 15% of the total rent due under the lease, then no portion of the rent that is attributable to personal property will qualify as “rents from real property.” The amount of rent attributable to personal property is the amount which bears the same ratio to total rent for the taxable year as the average of the fair market value of the personal property at the beginning and end of the year bears to the average of the aggregate fair market value of both the real and personal property at the beginning and end of such year. Currently, a significant portion of our personal property is owned by our TRSs. We believe that, to the extent that any of our leases includes a lease of items of personal property, either the amount of rent attributable to personal property with respect to such lease would not exceed 15% of the total rent due under the lease (determined under the law in effect for the applicable period), or, with respect to leases where the rent attributable to personal property constitutes non-qualifying gross income, such amounts, when taken together with all other non-qualifying income, would not jeopardize our status as a REIT.

Interest Income

Interest generally will be non-qualifying gross income for purposes of the 75% or 95% gross income tests if it depends in whole or in part on the income or profits of any person. However, interest based on a fixed percentage or percentages of receipts or sales still may qualify under the gross income tests. We receive interest payments from our TRSs and from third parties, which constitutes qualifying gross income for purposes of the 95% gross income test, but not necessarily for purposes of the 75% gross income test. We do not expect that the interest income from these sources will affect our ability to satisfy the requirements of the 75% gross income test.

Dividend Income

We may receive distributions from our TRSs or other corporations that are not REITs or QRSs. These distributions generally will be treated as dividend income to the extent of the earnings and profits of the distributing corporation. We also may recognize capital gain with respect to our investments in our TRSs or such other corporations.  Such dividend income or capital gain will constitute qualifying gross income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. We do not expect that these amounts will affect our ability to satisfy the requirements of the 75% gross income test.  Any dividends that we receive from a REIT, or capital gain recognized in connection with an investment in a REIT, will be qualifying gross income for purposes of both the 95% and 75% gross income tests.

Income from Hedging Transactions

From time to time we may enter into hedging transactions with respect to one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap or cap agreements, option agreements, and futures or forward contracts. Gross income of a REIT, including gross income from a pass-through subsidiary, arising from “clearly identified” hedging transactions that are entered into to manage the risk of interest rate or price changes with respect to borrowings, including gain from the disposition of such hedging transactions, to the extent the hedging transactions hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets (each such hedge, a “Borrowings Hedge”), will not be treated as gross income for purposes of either the 95% gross income test or the 75% gross income test. Gross income of a REIT arising from hedging transactions that are entered into to manage the risk of currency fluctuations with respect to our investments (each such hedge, a “Currency Hedge”) will not be treated as gross income for purposes of either the 95% gross income test or the 75% gross income test provided that the transaction is “clearly identified.” This exclusion from the 95% and 75% gross income tests also will apply if we previously entered into a Borrowings Hedge or a Currency Hedge, a portion of the hedged indebtedness or property is disposed of, and in connection with such extinguishment or disposition we enter into a new “clearly identified” hedging transaction to offset the prior hedging position. In general, for a hedging transaction to be “clearly identified,” (1) it must be identified as a hedging transaction before the end of the day on which it is acquired, originated, or entered into; and (2) the items of risks being hedged must be identified “substantially contemporaneously” with entering into the hedging transaction (generally not more than 35 days after entering into the hedging transaction). To the extent that we hedge with other types of financial instruments or in other situations, the resultant income will be treated as income that does not qualify under the 95% or 75% gross income tests unless the hedge meets certain requirements and we elect to integrate it with a specified asset and to treat the integrated position as a synthetic debt instrument. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT but there can be no assurance we will be successful in this regard.

Foreign Currency Gain

“Real estate foreign exchange gain” is excluded from the calculation of the 75% gross income test and “passive foreign exchange gain” is excluded from the calculation of the 95% gross income test.  “Real estate foreign exchange gain” means (i) foreign currency gain attributable (without duplication) to (A) an item of income or gain to which the 75% gross income test applies, (B) the acquisition or ownership of obligations secured by mortgages on real property or on interests in real property, or (C) becoming or being the obligor under obligations secured by mortgages on real property or interests in real property, or (ii) foreign currency gain attributable to a “qualified business unit” (“QBU”) of the REIT under Code Section 987, provided the QBU itself satisfies both the 75% gross income test and the 75% asset test described below under “—Asset Tests.”  “Passive foreign exchange gain” is (without duplication) real estate foreign exchange gain, foreign currency gain attributable to an item of income or gain to which the 95% gross income test applies, foreign currency gain attributable to the acquisition or ownership of obligations secured by mortgages on real property or on interests in real property, or foreign currency gain attributable to becoming or being the obligor under obligations secured by mortgages on real property or on interests in real property.

Prohibited Transactions Tax

Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by a subsidiary partnership and taking into account any related foreign currency gains or losses, will be treated as income from a “prohibited transaction” that is subject to a 100% penalty tax. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends upon all the facts and circumstances with respect to the particular transaction. However, we will not be treated as a dealer in real property for the purpose of the 100% penalty tax if: (i) we have held the property for at least two years and for the production of rental income (unless such property was acquired through foreclosure or deed in lieu of foreclosure or lease termination); (ii) capitalized expenditures on the property in the two years preceding the year of sale are less than 30% of the net selling price of the property; and (iii) we either (a) have seven or fewer sales of property (excluding sales of foreclosure property or in connection with an involuntary conversion (“excluded sales”)) for the year of sale, (b) the aggregate tax basis of property sold (other than excluded sales) during the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of the taxable year, (c) the fair market value of property sold (other than excluded sales) during the year of sale is less than 10% of the fair market value of all of our assets as of the beginning of the taxable year, (d) the aggregate adjusted basis of property sold during the year is 20% or less of the aggregate adjusted basis of all of our assets as of the beginning of the taxable year and the aggregate adjusted basis of property sold during the three-year period ending with the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of each of the three taxable years ending with the year of sale; or (e) the fair market value of property sold during the year is 20% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year and the fair market value of property sold during the three-year period ending with the year of sale is 10% or less of the aggregate fair market value of all of our assets as of the beginning of each of the three taxable years ending with the year of sale. If we rely on clauses (b), (c), (d), or (e) in the preceding sentence, substantially all of the marketing and development expenditures with respect to the property sold must be made through an independent contractor from whom we derive no income or our TRS. The sale of more than one property to one buyer as part of one transaction constitutes one sale for purposes of this “safe harbor.”

We hold hotels for investment with a view to long-term appreciation, engage in the business of acquiring and owning hotels and we currently intend to make sales of hotels consistent with our investment objectives. However, some of our sales may not satisfy the “safe harbor” requirements described above and there can be no assurance that the IRS might not contend that one or more of these sales are subject to the 100% penalty tax.

Income from Foreclosure Property

We generally will be subject to tax at the maximum U.S. federal corporate income tax rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property and any foreign currency gain, other than income that constitutes qualifying income for purposes of the 75% gross income test (other than by reason of such income being income or gain from foreclosure property). Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gain from prohibited transactions described above, even if the property otherwise would constitute inventory or dealer property. If an unrelated third party lessee defaults under a lease, we are permitted to lease the related hotel to a TRS, in which case the hotel would not become foreclosure property.  To the extent that we receive any income from property described in clause (1) above that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Failure to Satisfy the Gross Income Tests

We intend to continue to monitor our sources of gross income, including any non-qualifying gross income received by us, and manage the ownership of our assets so as to ensure our compliance with the 95% and 75% gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we still may qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions generally will be available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect, and (2) following our identification of the failure to meet the 75% and/or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth a description of each item of our gross income that satisfies the gross income tests for such taxable year in accordance with Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. As discussed above under “—General,” even where these relief provisions apply, the Code imposes a tax, which could be significant in amount, based upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must satisfy the following tests relating to the nature of our assets:

•	at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings and leasehold interests in real property, stock of other corporations that qualify as REITs and debt instruments issued by publicly offered REITs, some types of mortgage-backed securities, interests in mortgages on interests in real property, personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as “rents from real property,” and stock and debt instruments held for less than one year purchased with an offering of our shares or long-term debt. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below;

•	not more than 25% of our total assets may be represented by securities other than those described in the first bullet above;

•	except for securities described in the first bullet above and last bullet below, and securities in TRSs or QRSs, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets;

•	except for securities described in the first bullet above and last bullet below, and securities in TRSs or QRSs, we may not own more than 10% of any one issuer’s outstanding voting securities;

•	except for securities described in the first bullet above and last bullet below, securities in TRSs or QRSs, and certain types of indebtedness that are not treated as securities for purposes of this test, as discussed below, we may not own more than 10% of the total value of the outstanding securities of any one issuer;

•	not more than 20% of our total assets may be represented by securities of one or more TRSs; and

•	not more than 25% of our total assets may be represented by debt instruments issued by publicly offered REITs that are “nonqualified” debt instruments (e.g., not secured by interests in mortgages on interests in real property and personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as “rents from real property”).

For purposes of the asset tests, a REIT is not treated as owning the stock of a QRS or an equity interest in any entity treated as a partnership or disregarded for U.S. federal income tax purposes. Instead, a REIT is treated as owning its proportionate share of the assets held by such entity. Solely for purposes of the 10% value asset test, the determination of our interest in the assets of an entity treated as a partnership for U.S. federal income tax purposes in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code.

The 10% value asset test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including (1) loans to individuals or estates, (2) obligations to pay rents from real property, (3) rental agreements described in Section 467 of the Code (generally, obligations related to deferred rental payments, other than with respect to transactions with related party tenants), (4) securities issued by other REITs, (5) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico, and (6) any other arrangement as determined by the IRS. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of the 10% value asset test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by a partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value asset test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors, other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code, and (3) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled TRSs” (as defined in the Code), hold securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for purposes of a partnership issuer, our interest as a partner in the partnership).

We intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any non-compliance with the asset tests. See “—Failure to Satisfy the Asset Tests.” We may not obtain independent appraisals to support our conclusions concerning the values of some or all of our assets. We do not intend to seek an IRS ruling as to the classification of our properties for purposes of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our assets or our interest in other securities will not cause a violation of the REIT asset test requirements.

Failure to Satisfy the Asset Tests

The asset tests must be satisfied not only on the last day of the calendar quarter in which we, directly or through pass-through subsidiaries, acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities in such issuer, including as a result of increasing our interest in pass-through subsidiaries. An example of such an acquisition would be an increase in our interest in the Operating Partnership as a result of the exercise of a limited partner’s redemption right relating to units in the Operating Partnership or an additional capital contribution to the Operating Partnership of proceeds from an offering of shares by us.  After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a failure caused solely by a change in the foreign currency exchange rate used to value a foreign asset). If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets or acquiring sufficient qualifying assets within 30 days after the close of such quarter. We intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any non-compliance with the asset tests. Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps always will be successful. If we fail to timely cure any non-compliance with the asset tests, we would cease to qualify as a REIT, unless we satisfy certain relief provisions.

The failure to satisfy the 5% asset test, or the 10% vote or value asset tests, can be remedied even after the 30-day cure period under certain circumstances. Specifically, if we fail these asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) in order to cure such a violation that does not exceed the lesser of 1% of the value of our assets at the end of the relevant quarter or $10 million. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests results in a violation in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps including disposing of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), paying a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test, and filing, in accordance with applicable Treasury regulations, a schedule with the IRS that describes the assets that caused us to fail to satisfy the asset test(s). We intend to take advantage of any and all relief provisions that are available to us in order to cure any violation of the asset tests applicable to REITs. In certain circumstances, utilization of such provisions could result in us being required to pay an excise or penalty tax, which tax could be significant in amount.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:

•	the sum of: (1) 90% of our “REIT taxable income,” computed without regard to our net capital gain and the deduction for dividends paid, and (2) 90% of our net income, after tax, if any, from foreclosure property; minus

•	the excess of the sum of specified items of “non-cash income” over 5% of our REIT taxable income, computed without regard to our net capital gain and the deduction for dividends paid.

For purposes of this test, “non-cash income” means income attributable to (1) leveled stepped rents, (2) original issue discount included in our taxable income without the receipt of a corresponding payment, (3) cancellation of indebtedness, or (4) a like-kind exchange that later is determined to be taxable.

We generally must make dividend distributions in the taxable year to which they relate. Dividend distributions may be made in the following year in two circumstances. First, we may declare a dividend in October, November, or December of any year with a record date in one of these months if we pay the dividend on or before January 31 of the following year. Such dividends are treated as both paid by us and received by our shareholders on December 31 of the year in which they are declared. Second, distributions may be made in the following year if they are declared before we timely file our tax return for the year and if made with or before the first regular dividend payment after such declaration. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted as satisfying the annual distribution requirement for REITs, and to provide REITs with a REIT-level dividends paid deduction, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class of shares and (2) in accordance with the preferences among different classes of shares as set forth in the REIT’s organizational documents. This requirement does not apply to publicly offered REITs, including us, but may apply to our subsidiary REITs.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at U.S. federal corporate income tax rates on the retained portion. We may elect to retain, rather than distribute, some or all of our net long-term capital gain and pay tax on such gain. In this case, we could elect for our shareholders to include their proportionate share of such undistributed long-term capital gain in their taxable income, and for them to receive a corresponding credit for their share of the U.S. federal corporate income tax that we pay thereon. Our shareholders would then increase the adjusted basis of their share by the difference between (1) the amount of capital gain dividends that we designated and that they included in their taxable income, and (2) the tax that we paid on their behalf with respect to that capital gain.

To the extent that, in the future, we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Our deduction for any net operating loss carryforwards arising from losses we incur in taxable years beginning after December 31, 2017 is limited to 80% of our annual REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of such losses may not be carried back, but may be carried forward indefinitely.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for such year, (2) 95% of our capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (a) the amount actually distributed, and (b) the amount of income we retained and on which we paid U.S. federal corporate income tax.

We expect that our REIT taxable income (determined before our deduction for dividends paid) will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income.

The Code limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be deducted in a subsequent year, again subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, and net operating loss carryforwards. If we or our subsidiaries, as applicable, are eligible to make a timely election (which is irrevocable), the 30% limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. If this election is made, depreciable real property (including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. If we do not make the election or if the election is determined not to be available with respect to all or certain of our business activities, this interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT distribution requirements and avoid incurring U.S. federal corporate income tax. Similarly, the limitation could cause our TRSs to have greater taxable income and thus potentially greater corporate tax liability.

Furthermore, under amendments to Section 451 of the Code, subject to certain exceptions, we must accrue income for U.S. federal income tax purposes no later than when such income is taken into account as revenue in our financial statements, which could create additional differences between REIT taxable income and the receipt of cash attributable to such income. In addition, Section 162(m) of the Code places a per-employee limit of $1 million on the amount of compensation that a publicly held corporation may deduct in any one year with respect to its chief executive officer and certain other highly compensated executive officers. Changes to Section 162(m) eliminated an exception that formerly permitted certain performance-based compensation to be deducted even if in excess of $1 million, which may have the effect of increasing our REIT taxable income. If these timing differences occur, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

We may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Like-Kind Exchanges

We may dispose of hotels in transactions intended to qualify as like-kind exchanges under Section 1031 of the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal corporate income tax, including the built-in gains tax, and possibly including the 100% prohibited transaction tax, depending on the facts and circumstances of the particular transaction. The preferential tax treatment applicable to like-kind exchanges is limited to exchanges of real property not held primarily for sale. Accordingly, exchanges of personal property and intangible property will not qualify for deferral under Section 1031 of the Code.

Record-Keeping Requirements

We are required to maintain records and request on an annual basis information from specified shareholders. These requirements are designed to assist us in determining the actual ownership of our outstanding shares and in maintaining our qualification as a REIT. Failure to comply therewith could result in monetary fines.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at U.S. federal corporate income tax rates. We would be unable to deduct distributions to shareholders in any year in which we are not a REIT, and we would not be required to make distributions in such a year. As a result, the cash available for distribution to our shareholders would be reduced significantly and the value of our shares could be reduced materially. Any distributions to shareholders would be taxable to such shareholders as dividends to the extent of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes). Such dividends paid to U.S. holders of our common stock that are individuals, trusts and estates may be taxable at preferential income tax rates (i.e., the 23.8% maximum U.S. federal rate for capital gain, which rate takes into account the maximum capital gain tax rate of 20% and the 3.8% Medicare tax on net investment income, described below under “—Medicare Tax on Net Investment Income”) for qualified dividends. Such dividends, however, would not be eligible for the 20% deduction on “qualified” REIT dividends allowed by Section 199A of the Code generally available to U.S. holders of our common stock that are individuals, trusts or estates for taxable years beginning after December 31, 2017 and before January 1, 2026. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we were entitled to relief under specific statutory provisions, we also would be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. In addition, if we merge with another REIT, and we are the “successor” to the other REIT, the other REIT’s disqualification from taxation as a REIT would prevent us from being taxed as a REIT for the four taxable years following the year during which the other REIT’s qualification was lost. It is not possible to state whether, in all circumstances, we would be entitled to statutory relief, although we intend to take advantage of any and all relief provisions that are available to us to cure any violation of the requirements applicable to REITs.

Tax Aspects of the Operating Partnership and Other RLJ Subsidiary Partnerships

General

Substantially all of our assets are owned indirectly through the Operating Partnership, which owns hotels either directly or through certain subsidiaries (including through subsidiary REITs).  This discussion focuses on the tax aspects of RLJ’s ownership of its hotel properties through partnerships and entities, such as limited liability companies, that are treated as partnerships for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and potentially are subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We include in our gross income our proportionate share of partnership items for purposes of the gross income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we include our proportionate share of assets held through the Operating Partnership and those of its subsidiaries that either are disregarded as separate entities or treated as partnerships for U.S. federal income tax purposes. See “U.S. Federal Income Taxation of the Company as a REIT—Effect of Subsidiary Entities—Ownership of Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries” above.

Entity Classification

If the Operating Partnership or any non-corporate subsidiary were treated as an association, the entity would be taxable as a corporation and, therefore, would be subject to U.S. federal income tax on its taxable income. In such a situation, the character of our assets and items of gross income would change and could preclude us from qualifying as a REIT (see “U.S. Federal Income Taxation of the Company as a REIT —Asset Tests” and “U.S. Federal Income Taxation of the Company as a REIT —Gross Income Tests” above).

We assume for purposes of this discussion that the Operating Partnership and all of its subsidiaries (other than our TRSs and subsidiary REITs) are classified as partnerships or disregarded as separate entities for U.S. federal income tax purposes. Pursuant to Treasury regulations under Section 7701 of the Code, a partnership will be treated as a partnership for U.S. federal income tax purposes unless it elects to be treated as a corporation or is treated as a corporation because it is a “publicly traded partnership.”

Neither the Operating Partnership nor any of its non-corporate subsidiaries that is not a TRS has elected or will elect to be treated as a corporation.  Therefore, subject to the disclosure below, the Operating Partnership and each such subsidiary will be treated as a partnership for U.S. federal income tax purposes (or, if such an entity only has one partner or member, a disregarded entity for U.S. federal income tax purposes).

Pursuant to Section 7704 of the Code, a partnership that does not elect to be treated as a corporation nevertheless will be treated as a corporation for U.S. federal income tax purposes if it is a “publicly traded partnership” and it does not derive at least 90% of its gross income from certain specified sources of “qualifying income” within the meaning of that section. A “publicly traded partnership” is any partnership (i) the interests of which are traded on an established securities market, or (ii) the interests of which are readily tradable on a “secondary market or the substantial equivalent thereof.” OP Units currently are not and in the future will not be traded on an established securities market. There is a significant risk, however, that the OP Units could be considered readily tradable on the substantial equivalent of a secondary market. In that event, the Operating Partnership could be treated as a “publicly traded partnership,” but even then it only would be taxable as a corporation if less than 90% of its gross income were to constitute “qualifying income.” Treasury regulations under Section 7704 of the Code set forth certain “safe harbors” under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code (the “Safe Harbors”).

“Qualifying income,” for purposes of the “qualifying income” exception, generally is real property rents and other types of passive income. We believe that the Operating Partnership has had and will continue to have sufficient qualifying gross income so that it would be taxed as a partnership even if it were considered a publicly traded partnership. The gross income requirements applicable to us in order for us to qualify as a REIT under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two gross income tests, we do not believe that these differences would cause the Operating Partnership not to satisfy the 90% gross income test applicable to publicly traded partnerships.

If the Operating Partnership were taxable as a corporation, most, if not all, of the tax consequences described herein would be inapplicable. In particular, we would not qualify as a REIT because the value of our ownership interest in the Operating Partnership would exceed 5% of our assets and we would be considered to hold more than 10% of the voting securities (and more than 10% of the value of the outstanding securities) of another corporation (see “—Asset Tests” above). In this event, the value of our shares could be materially adversely affected (see “—Failure to Qualify as a REIT” above).

Except with regard to the exercise of the right to redeem the OP Units and certain “permitted transfers” (generally among related individuals or entities) under the Operating Partnership’s partnership agreement, no limited partner may transfer OP Units without our prior written consent, as general partner of the Operating Partnership, which consent may be withheld in our sole discretion. The Operating Partnership’s partnership agreement provides that we shall take such actions, if any, that are reasonably necessary or appropriate to prevent the Operating Partnership from being classified as a publicly traded partnership and, except as provided otherwise in the partnership agreement, to permit the Operating Partnership to insure that at least one of the Safe Harbors is met. We may exercise our authority, as general partner, under the partnership agreement to impose limitations on the right to redeem OP Units only to the extent that outside tax counsel provides to us an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Operating Partnership will be treated as a publicly traded partnership and, by reason thereof, taxable as a corporation. These limitations, if imposed, could adversely affect the interests of holders of OP Units.

Partnership Tax Allocations

A partnership agreement generally will determine the allocation of income and loss among partners. However, such allocations will be disregarded for U.S. federal income tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the regulations promulgated thereunder. Generally, Section 704(b) of the Code and the regulations promulgated thereunder require that partnership allocations respect the economic arrangement of the partners.

If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss provided for in the Operating Partnership’s partnership agreement and the partnership agreements and operating agreements of the non-corporate subsidiaries are intended to comply with the requirements of Section 704(b) of the Code and the regulations promulgated thereunder.

Tax Allocations with Respect to the Hotels

Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property, such as the hotels, that is contributed to a partnership in exchange for an interest therein must be allocated in a manner such that the contributing partner is charged with, or benefits from, the difference between the adjusted tax basis and the fair market value of such property at the time of contribution. This difference is known as built-in gain or built-in loss. The Operating Partnership’s partnership agreement requires that such allocations be made in a manner consistent with Section 704(c) of the Code. In general, the partners of the Operating Partnership, including us, who contributed appreciated assets with built-in gain are allocated depreciation deductions for U.S. federal income tax purposes that are lower than such deductions would be if determined on a pro rata basis. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership may cause us to be allocated lower depreciation and other deductions, and therefore to be effectively allocated more income, which might adversely affect our ability to comply with the REIT distribution requirements and/or cause a higher proportion of our distributions to our shareholders to be taxed as dividends. See “U.S. Federal Income Taxation of the Company as a REIT—Annual Distribution Requirements” above.

In addition, in the event of the disposition of any of the contributed assets with built-in gain, all income attributable to the built-in gain generally will be allocated to the contributing partners, even though the proceeds of such sale would be distributed proportionately among all the partners and could be retained by us rather than distributed to our shareholders.  Thus, if the Operating Partnership were to sell a hotel with built-in gain that was contributed to the Operating Partnership by us, we generally would be allocated all of the income attributable to the built-in gain, which amount could exceed the economic, or “book,” income allocated to us as a result of such sale. Such an allocation might cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements.  It should be noted that, as the general partner of the Operating Partnership, we will determine whether or not to sell a hotel that we contributed to the Operating Partnership.

As the general partner of the Operating Partnership, we have the authority to elect the method to be used to account for built-in gain with respect to assets contributed to the Operating Partnership. Any property purchased by the Operating Partnership initially will have an adjusted tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

U.S. Federal Income Taxation of Our Shareholders

Taxation of Taxable U.S. Shareholders

This section summarizes the taxation of U.S. shareholders that are not tax-exempt organizations. For these purposes, the term “U.S. shareholder” is a beneficial owner of our shares that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our shares should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.

If you hold our shares and are not a U.S. shareholder or an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, you are a non-U.S. shareholder.

Distributions Generally

The distributions that we make to our taxable U.S. shareholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends or as qualified dividend income will be taken into account by shareholders as ordinary income when actually or constructively received.  As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction for U.S. shareholders that are corporations. In determining the extent to which a distribution with respect to our shares constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares, if any, and then to our common shares. Except for dividends that we designate as qualified dividend income, dividends received from REITs are not eligible to be taxed at the preferential qualified dividend income tax rates currently available to individual U.S. shareholders who receive dividends from taxable C corporations. For taxable years prior to January 1, 2026, U.S. shareholders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations.

Distributions from us in excess of our current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted basis of the U.S. shareholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a U.S. shareholder’s shares, the U.S. shareholder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “U.S. Federal Income Taxation of the Company as a REIT—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. shareholders and may not be used to offset income of U.S. shareholders from other sources on their income tax returns. Such losses would not affect the character of any distributions that we make, which generally are subject to tax in the hands of U.S. shareholders to the extent that we have current or accumulated earnings and profits.

Capital Gain Dividends

We may elect to designate distributions of our net capital gain as “capital gain dividends.” Distributions that we designate as capital gain dividends generally will be taxed to U.S. shareholders as long-term capital gain, without regard to the period during which the U.S. shareholder that receives such distribution has held its shares, to the extent that such gain does not exceed our actual net capital gain for the taxable year.  Designations made by us only will be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the U.S. shareholder as capital gain. Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Recipients of capital gain dividends from us that are taxed at U.S. federal corporate income tax rates will be taxed at the normal U.S. federal corporate income tax rates on these dividends.

We may elect to retain and pay taxes on some or all of our net long-term capital gain, in which case U.S. shareholders will be treated as having received, solely for U.S. federal income tax purposes, our undistributed capital gain as well as a corresponding credit or refund, as the case may be, for taxes that we paid on such undistributed capital gain. The U.S. shareholder will increase the basis in its shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid.  Our earnings and profits, and the earnings and profits of U.S. shareholders that are corporations, will be adjusted for the undistributed capital gains in accordance with Treasury regulations to be prescribed by the IRS.  See “U.S. Federal Income Taxation of the Company as a REIT—Annual Distribution Requirements.”

We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

•	a long-term capital gain distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of up to 23.8% (which rate takes into account the maximum capital gain rate of 20% and the 3.8% Medicare tax on net investment income, described below under “—Medicare Tax on Net Investment Income”), and taxable to U.S. shareholders that are corporations at a maximum rate of 21%; or

•	an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 25%, to the extent of previously claimed real property depreciation deductions.

The maximum amount of dividends that we may designate as capital gain and as “qualified dividend income” (discussed below) with respect to any taxable year may not exceed the dividends actually paid by us with respect to such year, including dividends paid by us in the succeeding tax year that relate back to the prior tax year for purposes of determining our dividends paid deduction.

Qualified Dividend Income

With respect to U.S. shareholders who are taxed at the rates applicable to individuals, we may designate a portion of our distributions paid to such U.S. shareholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. shareholders as capital gain, provided that the U.S. shareholder has held the shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such shares became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

•	the qualified dividend income received by us during such taxable year from non-REIT corporations (including any TRS in which we own an interest);

•	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal corporate income tax paid by us with respect to such undistributed REIT taxable income; and

•	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal corporate income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of the first bullet above if (1) the dividends are received from (a) a U.S. C corporation (other than a REIT or a RIC under Section 851(a) of the Code), (b) any TRS that we may form, or (c) a “qualifying foreign corporation,” and (2) specified holding period requirements and other requirements are met. If we designate any portion of a dividend as qualified dividend income, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount thereof.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as passive activity income. As a result, U.S. shareholders will not be able to apply any “passive losses” against income or gain relating to our shares. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. shareholder that elects to treat capital gain dividends, capital gain from the disposition of shares, or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts. We intend to notify U.S. shareholders regarding the portions of distributions for each year that constitute ordinary income, return of capital and capital gain in compliance with the applicable IRS guidance.

Distributions to Holders of Depositary Shares

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the underlying preferred shares represented by such depositary shares. Accordingly, such owners will be entitled to take into account, for U.S. federal income tax purposes, income and deductions to which they would be entitled if they were direct holders of underlying preferred shares. In addition, (i) no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of certificates evidencing the underlying preferred shares in exchange for depositary receipts, (ii) the tax basis of each share of the underlying preferred shares to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefor, and (iii) the holding period for the underlying preferred shares in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

Dispositions of Our Shares

In general, a U.S. shareholder will realize gain or loss upon the sale, redemption or other taxable disposition of our shares in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis in the shares at the time of the disposition. In general, a U.S. shareholder’s adjusted tax basis will equal the U.S. shareholder’s acquisition cost, increased by the excess for net capital gain deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on it and reduced by returns of capital.

In general, capital gain recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of our shares will be subject to a maximum U.S. federal income tax rate of up to 23.8% (which rate takes into account the maximum capital gain rate of 20% and the 3.8% Medicare tax on net investment income, described below), if our shares are held for more than one year, and will be taxed at ordinary income tax rates (of up to 40.8% for taxable years beginning before January 1, 2026, which rate takes into account the maximum ordinary income tax rate of 37% and the 3.8% Medicare tax on net investment income, described below) if the shares are held for one year or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not such gains are classified as long-term capital gain or ordinary income. The IRS has the authority to prescribe, but has not yet prescribed, Treasury Regulations that would apply a capital gain tax rate of 25% (which is higher than the long-term capital gain tax rate for non-corporate U.S. shareholders) to all or a portion of capital gain realized by a non-corporate U.S. shareholder on the sale of shares of our common stock that would correspond to a shareholder’s share of our “unrecaptured Section 1250 gain.” U.S. shareholders should consult with their tax advisors with respect to their capital gain tax liability.

A capital loss recognized by a U.S. shareholder upon the disposition of our shares that were held for more than one year at the time of disposition will be considered a long-term capital loss, which generally is available only to offset capital gain of the shareholder, but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the U.S. shareholder as long-term capital gain.

Redemption of Preferred Shares and Depositary Shares

Whenever we redeem any preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed. The treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of our preferred shares to a holder of such preferred shares can only be determined on the basis of the particular facts as to each holder at the time of redemption. In general, a holder of our preferred shares will recognize capital gain or loss measured by the difference between the amount received by the holder of such shares upon the redemption and such holder’s adjusted tax basis in the preferred shares redeemed (provided the preferred shares are held as a capital asset) if such redemption (i) is “not essentially equivalent to a dividend” with respect to the holder of the preferred shares under Section 302(b)(1) of the Code, (ii) is a “substantially disproportionate” redemption with respect to the shareholder under Section 302(b)(2) of the Code, or (iii) results in a “complete termination” of the holder’s interest in all classes of our shares under Section 302(b)(3) of the Code. In applying these tests, there must be taken into account not only any series or class of the preferred shares being redeemed, but also such holder’s ownership of other classes of our shares and any options (including stock purchase rights) to acquire any of the foregoing. The holder of our preferred shares also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

A redemption of preferred shares will satisfy the “not essentially equivalent to a dividend” exception if it results in a “meaningful reduction” of the holder’s proportionate interest in the Company. If the holder of preferred shares owns (actually or constructively) none of our voting shares, or owns an insubstantial amount of our voting shares, based upon current law, it is probable that the redemption of preferred shares from such a holder would be considered to be “not essentially equivalent to a dividend.” However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and a holder of our preferred shares intending to rely on any of these tests at the time of redemption should consult its tax advisor to determine their application to its particular situation.

Satisfaction of the “substantially disproportionate” and “complete termination” exceptions is dependent upon compliance with the respective objective tests set forth in Section 302(b)(2) and Section 302(b)(3) of the Code.

A distribution to a holder of preferred shares will be “substantially disproportionate” if the percentage of our outstanding voting shares actually and constructively owned by the shareholder immediately following the redemption of preferred shares (treating preferred shares redeemed as not outstanding) is less than 80% of the percentage of our outstanding voting shares actually and constructively owned by the shareholder immediately before the redemption, and immediately following the redemption the shareholder actually and constructively owns less than 50% of the total combined voting power of the Company. Because the Company’s preferred shares are nonvoting shares, a shareholder would have to reduce such holder’s holdings (if any) in our classes of voting shares to satisfy this test.

A redemption of preferred shares will result in a “complete termination” if either (i) the holder owns none of the Company’s shares of any class, either actually or constructively, after the preferred shares are redeemed, or (ii) the holder does not actually own any of the Company’s shares of any class immediately after the redemption of preferred shares and, with respect to shares constructively owned, is eligible to waive, and effectively waives, constructive ownership of all such shares. Holders wishing to satisfy the “complete termination” test through waiver of attribution should consult their own tax advisors.

If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from our preferred shares will be treated as a distribution on our shares as described under “U.S. Federal Income Taxation of Our Shareholders—Taxation of Taxable U.S. Shareholders— Distributions Generally,” and “—Taxation of Non-U.S. Shareholders—Distributions Generally.” If the redemption of a holder’s preferred shares is taxed as a dividend, the adjusted tax basis of such holder’s redeemed preferred shares will be transferred to any other shares held by the holder. If the holder owns no other shares, under certain circumstances, such tax basis may be transferred to a related person, or it may be lost entirely.

With respect to a redemption of our preferred shares that is treated as a distribution with respect to our shares, which is not otherwise taxable as a dividend, the IRS had proposed Treasury regulations that would require any tax basis reduction associated with such a redemption to be applied on a share-by-share tax basis which could result in taxable gain with respect to some shares, even though the holder’s aggregate tax basis for the shares would be sufficient to absorb the entire amount of the redemption distribution (in excess of any amount of such distribution treated as a dividend). Additionally, these proposed Treasury regulations did not permit the transfer of tax basis in the redeemed shares of the preferred shares to the remaining shares held (directly or indirectly) by the redeemed holder. Instead, the unrecovered tax basis in our preferred shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations have been withdrawn and, although the IRS has reaffirmed its support for a share-by-share basis recovery approach, there is no indication as to whether regulations or other guidance on this issue will be promulgated in the future.

Substantially contemporaneous dispositions or acquisitions of shares by a holder or a related person that are part of a plan viewed as an integrated transaction with the redemption of preferred shares may be taken into account in determining whether any of the tests described above are satisfied. Due to the factual nature of the Section 302 tests explained above, holders should consult their tax advisers to determine whether the redemption of their preferred shares qualifies for sale or exchange treatment in their particular circumstances.

Medicare Tax on Net Investment Income

Certain U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income. Net investment income, for this purpose, includes dividends and gain from the sale of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000, in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000, in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual. The temporary 20% deduction allowed by Section 199A of the Code with respect to ordinary REIT dividends received by non-corporate taxpayers is allowed only for purposes of Chapter 1 of the Code and, thus, apparently is not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax, which is imposed under Chapter 2A of the Code. U.S. shareholders should consult their tax advisors regarding this tax on net investment income.

Withholding on Payments in Respect of Certain Foreign Accounts

Certain future payments made to “foreign financial institutions” and “non-financial foreign entities” may be subject to withholding at a rate of 30%. U.S. shareholders should consult their tax advisors regarding the effect, if any, of this withholding provision on their ownership and disposition of our shares. See “—Taxation of Non-U.S. Shareholders—Foreign Account Tax Compliance Act.”

Information Reporting Requirements and Backup Withholding

We will report to our shareholders and to the IRS the amount of dividends we pay during each calendar year and the amount of tax we withhold, if any. Generally, dividend payments are not subject to withholding; however, they may be subject to backup withholding. A shareholder may be subject to backup withholding at a rate of 24% with respect to dividends, unless the holder:

•	is a corporation or is considered exempt therefrom pursuant to certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s U.S. federal income tax liability. In addition, we may be required to withhold a portion of any capital gain dividends paid to any shareholders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. shareholders, see “—Taxation of Non-U.S. Shareholders.”

Taxation of Tax-Exempt U.S. Shareholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held our shares as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the U.S. tax-exempt shareholder), and (2) our shares are not otherwise used in an unrelated trade or business, dividend income from us and gain from the sale of our shares generally should not give rise to UBTI to a U.S. tax-exempt shareholder.

Tax-exempt U.S. shareholders that are social clubs, voluntary employee benefit associations, and supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), or (c)(17) of the Code, respectively, or single parent title-holding corporations exempt under Section 501(c)(2) of the Code whose income is payable to any of the aforementioned tax-exempt organizations, are subject to different UBTI rules.  These rules generally require such shareholders to characterize distributions from us as UBTI unless the organization is able to claim properly a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These shareholders should consult with their own tax advisors concerning these set aside and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) that is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our shares, could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless:

•	either (1) one pension trust owns more than 25% of the value of our shares, or (2) one or more pension trusts, each individually holding more than 10% of the value of our shares, collectively own more than 50% of the value of our shares; and

•	we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts shall be treated as owned by the beneficiaries of such trusts for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities).

As a result of restrictions on the ownership and transfer of our shares contained in our declaration of trust, we do not expect to be classified as a “pension-held REIT,” and, as a result, the tax treatment described above should be inapplicable to our shareholders.  However, because our shares are publicly traded, we cannot guarantee that this always will be the case.

Tax-exempt U.S. shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our shares.

Taxation of Non-U.S. Shareholders

The following is a discussion of rules governing the federal income taxation of the ownership and disposition of our shares by our non-U.S. shareholders. For purposes of this summary, a “non-U.S. shareholder” is a beneficial owner of our shares that is not a U.S. shareholder (as defined above under “U.S. Federal Income Taxation of Our Shareholders”) or an entity that is treated as a partnership for U.S. federal income tax purposes.  Except as specifically noted below, the discussion does not address the federal income taxation of the ownership and disposition of our shares by non-U.S. shareholders who have held more than 10% of our shares or by non-U.S. shareholders who are “qualified shareholders” as defined in Section 897(k)(3)(A) of the Code. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, this discussion does not address all aspects of federal income taxation, and we urge non-U.S. shareholders to consult with their tax advisors regarding the effect of U.S. federal, state, local and non-U.S. income tax laws on the ownership and disposition of our shares.

Distributions Generally

As described in the discussion below, distributions made by us with respect to our common shares, preferred shares and depositary shares will be treated for U.S. federal income tax purposes as:

•	ordinary income dividends;

•	return of capital distributions; or

•	capital gain dividends (including unrecaptured Section 1250 gain).

This discussion assumes that our shares will continue to be considered regularly traded on an established securities market for purposes of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) provisions described below. If our shares no longer are regularly traded on an established securities market, the tax consequences described below would materially differ.

Ordinary Income Dividends

A distribution made by us to a non-U.S. shareholder will be treated as an ordinary income dividend if the distribution is paid out of our earnings and profits and:

•	is not attributable to our net capital gain, or

•	the distribution is attributable to our net capital gain from the sale of “U.S. real property interests” (“USRPIs”) and the non-U.S. shareholder owns 10% or less of the value of a class of our shares at all times during the one-year period ending on the date of the distribution.

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where the dividend income from a non-U.S. shareholder’s investment in our shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates in the same manner as U.S. shareholders are taxed with respect to such dividends. Such income generally must be reported on a U.S. income tax return filed by or on behalf of the non-U.S. shareholder. The income also may be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a corporation.

Generally, we will withhold and remit to the IRS 30% of dividend distributions (including distributions that later may be determined to have been made in excess of current and accumulated earnings and profits) that could not be treated as FIRPTA gain distributions with respect to the non-U.S. shareholder (and that are not deemed to be capital gain dividends for purposes of the FIRPTA withholding rules described below) unless:

•	a lower treaty rate applies and the non-U.S. shareholder files with us an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced treaty rate;

•	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. shareholder’s trade or business; or

•	the non-U.S. shareholder is a foreign sovereign or controlled entity of a foreign sovereign and also provides an IRS Form W-8EXP claiming an exemption from withholding under section 892 of the Code.

Tax treaties may reduce the withholding obligations with respect to our distributions. Under most tax treaties, however, taxation rates below 30% that are applicable to ordinary income dividends from U.S. corporations may not apply to ordinary income dividends from a REIT or may apply only if the REIT meets certain additional requirements. If the amount of tax withheld with respect to a distribution to a non-U.S. shareholder exceeds the non-U.S. shareholder’s U.S. federal income tax liability with respect to the distribution, the non-U.S. shareholder may file for a refund of the excess from the IRS.

Return of Capital Distributions

Unless (A) our shares constitute a USRPI, as described in “—Dispositions of Our Shares” below, or (B) either (1) the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder (in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain), or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. shareholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions that we make which are not dividends out of our earnings and profits and are not FIRPTA gain distributions will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed our current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our shares constitute a USRPI, as described below, distributions that we make in excess of the sum of (1) the non-U.S. shareholder’s proportionate share of our earnings and profits, and (2) the non-U.S. shareholder’s basis in its shares, will be taxed under FIRPTA at the rate of tax, including any applicable capital gain rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 15% of the amount by which the distribution exceeds the non-U.S. shareholder’s share of our earnings and profits.

Capital Gain Dividends

Subject to the discussion below under the section titled “—FIRPTA Distributions,” a distribution made by us to a non-U.S. shareholder will be treated as long-term capital gain if the distribution is made out of our current or accumulated earnings and profits, the distribution is attributable to our net capital gain (other than from the sale of a USRPI) and we timely designate the distribution as a capital gain dividend.

Long-term capital gain that a non-U.S. shareholder is deemed to receive from a capital gain dividend that is not attributable to the sale of a USRPI generally will not be subject to U.S. federal income tax in the hands of the non-U.S. shareholder unless:

•	the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business of the non-U.S. shareholder, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to any such gain, except that a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax; or

•	the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on any such capital gains.

FIRPTA Distributions

From time to time, some of our distributions may be of amounts attributable to gain from the sale or exchange of USRPIs. Such distributions to a non-U.S. shareholder generally will be subject to the taxation and withholding regime applicable to ordinary income dividends only if (1) dividends are received with respect to a class of shares that is “regularly traded” on a domestic “established securities market,” both as defined by applicable Treasury regulations, and (2) the non-U.S. shareholder does not own more than 10% of that class of shares at any time during the one-year period ending on the date of distribution. If both of these conditions are satisfied, qualifying non-U.S. shareholders will not be subject to FIRPTA withholding or reporting with respect to such dividends, and will not be required to pay branch profits tax. Instead, these dividends will be subject to U.S. federal income tax and withholding as ordinary dividends, currently at a 30% tax rate, unless reduced by applicable treaty. Although there can be no assurance in this regard, we believe that our common shares are “regularly traded” on a domestic “established securities market” within the meaning of applicable Treasury regulations; however, we can provide no assurance that our common shares are or will continue to be “regularly traded” on a domestic “established securities market” in future taxable years.

Except as discussed above, for any year in which we qualify as a REIT, distributions that are attributable to gain from the sale or exchange of a USRPI are taxed to a non-U.S. shareholder as if these distributions were gains effectively connected with a trade or business in the U.S. conducted by the non-U.S. shareholder. A non-U.S. shareholder that does not qualify for the special rule discussed above will be taxed on these amounts at the normal rates applicable to a U.S. shareholder and will be required to file a U.S. federal income tax return reporting these amounts. If such a non-U.S. shareholder is a corporation, it also may owe the 30% branch profits tax under Section 884 of the Code in respect of these amounts. We or other applicable withholding agents will be required to withhold from distributions to such non-U.S. shareholders, and to remit to the IRS 21% of the amount treated as gain from the sale or exchange of USRPIs. The amount of any tax so withheld is creditable against the non-U.S. shareholder’s U.S. federal income tax liability, and the non-U.S. shareholder may file for a refund from the IRS of any amount of withheld tax in excess of that tax liability.

A non-U.S. shareholder who has held more than 10% of our shares or a non-U.S. shareholder who is a “qualified shareholder” as defined in Section 897(k)(3)(A) of the Code should consult its own tax advisors concerning the tax consequences of the our distributions attributable to gain from the sale or exchange of USRPIs.

Undistributed Capital Gain

Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of our shares held by non-U.S. shareholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, the non-U.S. shareholder would be able to offset as a credit against its U.S. federal income tax liability resulting therefrom its proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gains to the non-U.S. shareholder, and receive from the IRS a refund to the extent its proportionate share of the tax paid by us were to exceed the non-U.S. shareholder’s actual U.S. federal income tax liability on such long-term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. shareholder should consult its tax advisors regarding taxation of such undistributed capital gain.

Dispositions of Our Shares

Unless our shares constitute a USRPI, a sale of our shares by a non-U.S. shareholder generally will not be subject to U.S. federal income taxation under FIRPTA.

Generally, with respect to any particular shareholder, our shares will constitute a USRPI only if each of the following three statements is true.

•	Fifty percent or more of our assets throughout a prescribed testing period consists of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor. We believe that 50% or more of our assets will consist of interests in U.S. real property.

•	We are not a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT less than 50% of the value of which is held directly or indirectly by foreign persons (as defined in the Code) at all times during a specified testing period. Although we expect that we likely will be domestically-controlled, we cannot make any assurance that we are or will remain a domestically-controlled qualified investment entity.

•	Either (a) our shares are not “regularly traded,” as defined by applicable Treasury regulations, on an established securities market; or (b) our shares are “regularly traded” on an established securities market but the selling non-U.S. shareholder has held over 10% of that outstanding class of shares any time during the five-year period ending on the date of the sale. We expect that our common shares will continue to be regularly traded on an established securities market.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. An actual or deemed disposition of our capital stock by such shareholders may also be treated as a dividend. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. shareholders should consult their tax advisors regarding the application of these rules.

Specific wash sale rules applicable to sales of shares in a domestically-controlled qualified investment entity could result in gain recognition, taxable under FIRPTA, upon the sale of our shares even if we are a domestically-controlled qualified investment entity. These rules would apply if a non-U.S. shareholder (1) disposes of our shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. shareholder as gain from the sale or exchange of a USRPI, (2) acquires, or enters into a contract or option to acquire, other shares during the 61-day period that begins 30 days prior to such ex-dividend date, and (3) if our shares are “regularly traded” on an established securities market in the United States, such non-U.S. shareholder has owned more than 10% of such class of outstanding shares at any time during the one-year period ending on the date of such distribution.

If gain on the sale of our shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our shares that otherwise would not be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder as follows: (1) if the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Backup Withholding and Information Reporting

The sale of our shares by a non-U.S. shareholder through a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding. The sale generally is subject to the same information reporting applicable to sales through a U.S. office of a U.S. or foreign broker if the sale of shares is effected at a non-U.S. office of a broker that is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year: (1) one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who, in the aggregate, hold more than 50% of the income or capital interest in the foreign partnership; or (2) such foreign partnership is engaged in the conduct of a U.S. trade or business.

Backup withholding generally does not apply if the broker does not have actual knowledge or reason to know that you are a United States person and the applicable documentation requirements are satisfied. Generally, a non-U.S. shareholder satisfies the information reporting requirements by providing the IRS with Form W-8BEN or Form W-8BEN-E or an acceptable substitute. Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules will be refunded or credited against the non-U.S. shareholder’s federal income tax liability if certain required information is furnished to the IRS. The application of information reporting and backup withholding varies depending on the shareholder’s particular circumstances and, therefore, a non-U.S. shareholder is advised to consult its tax advisor regarding applicable information reporting and backup withholding requirements.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% withholding tax on dividends in respect of our shares if paid to a foreign entity, unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. While withholding under FATCA would have applied to payments of gross proceeds from the sale or other disposition of our shares received after December 31, 2018, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers may generally rely on these proposed Treasury regulations until final Treasury regulations are issued.

If withholding is required under FATCA on a payment related to our shares, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Taxation of Holders of Our Warrants and Rights

You will not generally recognize gain or loss upon the exercise of a warrant. Your basis in the preferred shares, depositary shares representing preferred shares or common shares, as the case may be, received upon the exercise of the warrant will be equal to the sum of your adjusted tax basis in the warrant and the exercise price paid. Your holding period in the preferred shares, depositary shares representing preferred shares or common shares, as the case may be, received upon the exercise of the warrant will not include the period during which the warrant was held by you. Upon the expiration of a warrant, you will recognize a capital loss in an amount equal to your adjusted tax basis in the warrant. Upon the sale or exchange of a warrant to a person other than us, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or exchange and your adjusted tax basis in the warrant. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the warrant was held for more than one year. Upon the sale of the warrant to us, the IRS may argue that you should recognize ordinary income on the sale. You should consult your own tax advisors as to the consequences of a sale of a warrant to us.

In the event of a rights offering, the tax consequences of the receipt, expiration, and exercise of the rights we issue will be addressed in detail in a prospectus supplement. You should review the applicable prospectus supplement in connection with the ownership of any rights, and consult your own tax advisors as to the consequences of investing in the rights.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation (or otherwise affecting REITs) are constantly under review by persons involved in the legislative process (including the IRS and the U.S. Treasury Department). We cannot give you any assurances as to whether, or in what form, any legislative proposals affecting REITs or their shareholders will be enacted. Changes to the U.S. federal income tax laws (or other laws affecting REITs) and interpretations thereof, possibly with retroactive effect, could adversely affect an investment in our shares. Taxpayers should consult with their tax advisors regarding the effect of potential changes to the U.S. federal income tax or other laws and interpretations on their particular circumstances.

State, Local and Foreign Taxes

We, our subsidiaries, and/or our shareholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We own properties located in numerous U.S. jurisdictions and may be required to file tax returns in some or all of those jurisdictions. Our state and local tax treatment and the state, local and foreign tax treatment of our shareholders may not conform to the federal income tax treatment discussed above. Prospective shareholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our shares and depositary shares.

Tax Shelter Reporting

If a holder of our shares recognizes a loss as a result of a transaction with respect to our shares of at least (1) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a shareholder that is an individual, S corporation, trust, or a partnership with at least one non-corporate partner, or (2) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a shareholder that is either a corporation or a partnership with only corporate partners, such shareholder may be required to file a disclosure statement with the IRS on Form 8886. Direct holders of portfolio securities are in many cases exempt from this reporting requirement, but holders of REIT securities currently are not exempt. The fact that a loss is reportable under these Treasury regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. The Code imposes significant penalties for failure to comply with these requirements. Shareholders should consult their tax advisers concerning any possible disclosure obligation with respect to the receipt or disposition of our shares, or transactions that we might undertake directly or indirectly. Moreover, shareholders should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

Our securities, including common and preferred shares, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

Our common shares are listed on the NYSE under the symbol “RLJ.” Our Series A Preferred Shares also trade on the NYSE under the symbol “RLJ-PA.” Any securities that we issue, other than common shares and the Series A Preferred Shares, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus and certain U.S. federal income tax matters have been passed upon for us by Hogan Lovells US LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Our reference to the SEC’s website is intended to be an inactive textual reference only.

This prospectus does not contain all of the information included in the registration statement. If a reference is made in this prospectus or any accompanying prospectus supplement to any of our contracts or other documents, the reference may not be complete and you should refer to the exhibits that are a part of or incorporated by reference in the registration statement for a copy of the contract or document.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is deemed to be part of this prospectus. Later information filed with the SEC will update and supersede this information.

This prospectus incorporates by reference the documents listed below, all of which have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2023;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024;

•	our Definitive Proxy Statement filed with the SEC on March 28, 2024;

•	our Current Report on Form 8-K filed with the SEC on May 2, 2024;

•	the description of our common shares included in our Registration Statement on Form 8-A (SEC File No. 001-35169) filed with the SEC on May 9, 2011 under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description; and

•	the description of our $1.95 Series A Cumulative Convertible Preferred Shares included in our Registration Statement on Form 8-A (SEC File No. 001-35169) filed with the SEC on August 30, 2017 under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

You may request a copy of these filings, at no cost, by contacting Chad D. Perry, Executive Vice President, General Counsel and Corporate Secretary, 7373 Wisconsin Avenue, Suite 1500, Maryland 20814, by telephone at 301-280-7777, by e-mail at cperry@rljlodgingtrust.com, or by visiting our website, www.rljlodgingtrust.com. The information contained on our website is not part of this prospectus. Our reference to our website is intended to be an inactive textual reference only.

$150,000,000

Common Shares

PROSPECTUS SUPPLEMENT

Wells Fargo Securities

BofA Securities

Capital One Securities

Baird

Jefferies

Regions Securities LLC

TD Securities

Truist Securities

Raymond James

August 23, 2024